                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                            NORTHFIELD SAVINGS BANK,

                            NORTHFIELD HOLDINGS CORP.

                                       and

                                NSB HOLDING CORP.

                                       And

                                  LIBERTY BANK,

                              LIBERTY BANCORP, INC.

                                       and

                              LIBERTY BANCORP, MHC

                            Dated as of May 15, 2002

                                TABLE OF CONTENTS

ARTICLE I - CERTAIN DEFINITIONS..............................................1
   Section 1.01.  Definitions................................................2
ARTICLE II - THE MERGER AND RELATED MATTERS..................................8
   Section 2.01.  Effects of Merger..........................................8
     (a)     The MHC Merger..................................................8
     (b)     The Mid-Tier Merger.............................................8
     (c)     The Bank Merger.................................................8
     (d)     Modification of Structure.......................................8
   Section 2.02.  Conversion and Cancellation of Shares; Effect on
                  Depositors.................................................8
     (a)     Conversion of Shares............................................9
     (b)     Cancellation of Shares..........................................9
     (c)     Certificates....................................................9
     (d)     Dissenters' Shares..............................................9
     (e)     Deposit Accounts................................................9
   Section 2.03.  Payment for Shares........................................10
     (a)     Letters of Transmittal.........................................10
     (b)     Certain Payment Conditions.....................................10
     (c)     Cash Deposit...................................................10
     (d)     Full Satisfaction..............................................10
     (e)     Delivery of Certificates, etc..................................10
     (f)     No Transfers...................................................10
     (g)     Lost and Stolen Certificates...................................11
     (h)     Rules and Regulations..........................................11
   Section 2.04.  Stock Options; Stock Awards...............................11
   Section 2.05.  Directors and Officers....................................11
   Section 2.06.  Certificate of Incorporation; Bylaws......................11
   Section 2.07.  Closing...................................................12
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF LIBERTY.....................13
   Section 3.01.  Organization..............................................12
     (a)     Liberty MHC....................................................12
     (b)     Liberty Bancorp................................................12
     (c)     Liberty Bank...................................................13
     (d)     FHLB of New York...............................................13
     (e)     Minute Books, etc..............................................13
     (f)     Governing Documents............................................13
   Section 3.02.  Capitalization............................................13
     (a)     Liberty Bancorp................................................13
     (b)     Liberty MHC....................................................14
     (c)     Five Percent Ownership.........................................14
     (d)     Liberty Bank...................................................14
   Section 3.03.  Authority; No Violation...................................14
     (a)     Authority, etc.................................................14
     (b)     No Conflict....................................................14
   Section 3.04.  Consents..................................................15
   Section 3.05.  Financial Statements; Regulatory Reports; and Securities
                  Documents.................................................15
     (a)     Liberty Regulatory Reports.....................................15
     (b)     Liberty Financials.............................................15
     (c)     No Undisclosed Liabilities.....................................16
     (d)     Securities Documents...........................................16
   Section 3.06.  Taxes.....................................................16
   Section 3.07.  No Material Adverse Effect................................17
   Section 3.08.  Contracts.................................................17
     (a)     Certain Contracts..............................................17

     (b)     Repurchase Agreements..........................................18
     (c)     Copies.........................................................18
   Section 3.09.  Ownership of Property; Insurance Coverage.................18
     (a)     Ownership of Property..........................................18
     (b)     Insurance......................................................19
   Section 3.10.   Legal Proceedings........................................19
   Section 3.11.  Compliance with Applicable Law............................19
     (a)     Licenses, etc..................................................19
     (b)     Certain Notices................................................20
   Section 3.12. ERISA; Certain Plans.......................................20
     (a)     Employee Plans.................................................20
     (b)     Documentation..................................................21
     (c)     Compliance with Law............................................21
     (d)     Qualified Plans................................................21
     (e)     Welfare Benefits...............................................22
     (f)     Litigation.....................................................22
     (g)     Severance Pay..................................................22
     (h)     Golden Parachute Payments and Excessive Renumeration...........22
     (i)     Options........................................................22
     (j)     Accounting Treatment...........................................22
   Section 3.13.  Brokers, Finders and Financial Advisors...................23
   Section 3.14.  Environmental Matters.....................................23
   Section 3.15. Loan Portfolio.............................................24
     (a)     Loans..........................................................24
     (b)     Allowance for Losses...........................................25
     (c)     Classified Loans...............................................25
   Section 3.16. Liberty Information to be Supplied.........................25
   Section 3.17.  Related Party Transactions................................25
   Section 3.18.  Schedule of Termination Benefits..........................26
   Section 3.19.  Deposits..................................................26
   Section 3.20.  Fairness Opinion..........................................26
   Section 3.21.  Antitakeover Provisions Inapplicable; Required Vote of
                  Stockholders..............................................26
   Section 3.22.  Derivative Transactions...................................26
   Section 3.23.  Community Reinvestment Act................................26
   Section 3.24.  Administration of Fiduciary Accounts......................26
   Section 3.25.  Labor Matters.............................................26
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF NORTHFIELD...................27
   Section 4.01.  Organization..............................................27
     (a)     Northfield.....................................................27
     (b)     FHLB of New York...............................................27
     (c)     Governing Documents............................................27
   Section 4.02.  Authority; No Violation...................................27
     (a)     Authority, etc.................................................27
     (b)     No Conflict....................................................27
   Section 4.03.  Compliance with Applicable Law............................28
   Section 4.04.  Information to be Supplied................................29
   Section 4.05.  Financing.................................................29
   Section 4.06.  Northfield Benefit Plans..................................29
     (a)     Northfield Pension Plans.......................................29
     (b)     Accumulated Funding Deficiency, etc............................29
     (c)     Qualification..................................................29
   Section 4.07.  Absence of Certain Changes................................29
   Section 4.08.  Financial Statements......................................29
   Section 4.09.  Legal Proceedings.........................................30
   Section 4.10.  Consents..................................................30
ARTICLE V - COVENANTS OF THE PARTIES........................................30

  Section 5.01.  Conduct of Liberty's Business; Conduct of Northfield's
                  Business..................................................30
     (a)     Liberty........................................................30
     (b)     Northfield. ...................................................33
   Section 5.02.    Access; Confidentiality.................................34
     (a)     Access.........................................................34
     (b)     No Interference................................................34
     (c)     Certain Information............................................35
     (d)     Monthly Financial Statements...................................35
   Section 5.03.    Regulatory Matters and Consents.........................35
     (a)     Filings.   ....................................................35
     (b)     Certain Information............................................35
     (c)     Certain Communications.........................................35
     (d)     Best Efforts -  Northfield.....................................35
     (e)     Best Efforts - Liberty.........................................35
     (f)     Consultation...................................................35
     (g)     Objections.....................................................36
   Section 5.04.  Taking of Necessary Action................................36
     (a)     Best Efforts; Voting...........................................36
     (b)     Proxy Statement................................................36
   Section 5.05.  Certain Agreements........................................37
     (a)     D&O Insurance..................................................37
     (b)     Indemnity......................................................37
     (c)     Procedure for Claims...........................................37
     (d)     Successors.....................................................38
     (e)     Third-Party Beneficiaries......................................38
   Section 5.06.  No Other Bids and Related Matters.........................38
   Section 5.07.  Duty to Advise; Duty to Update the Liberty Disclosure
                  Schedules.................................................39
   Section 5.08.  Board and Committee Minutes...............................39
   Section 5.09.  Undertakings by the Parties...............................39
     (a)     Liberty........................................................39
     (b)     Northfield and Liberty.........................................40
   Section 5.10.  Employee and Termination Benefits; Directors and
                  Management................................................41
     (a)     Employee Benefits..............................................41
     (b)     Employee Matters...............................................41
     (c)     Board of Directors; Advisory Board.............................41
     (d)     ESOP...........................................................41
     (e)     401(k) Plan....................................................41
     (f)     Certain Obligations............................................43
     (g)     Division; Certain Agreements With Officers of Liberty..........43
     (h)     COBRA..........................................................43
     (i)     Certain Plans..................................................44
     (j)     Termination or Consolidation of Liberty Health Plans...........44
     (k)     Certain Post-Retirement Benefits...............................50
     (l)     Certain Severance Benefits.....................................50
   Section 5.11.  Duty to Advise; Duty to Update Northfield Disclosure
                  Schedules.................................................45
ARTICLE VI - CONDITIONS.....................................................45
   Section 6.01.  Conditions to Obligations of Liberty Under this Agreement.45
     (a)     Corporate Proceedings..........................................45
     (b)     Covenants .....................................................45
     (c)     Representations and Warranties.................................45
     (d)     Approvals of Regulatory Authorities............................45
     (e)     No Injunction..................................................46
     (f)     Officer's Certificate..........................................46
     (g)     Opinion of Northfield's Counsel................................46
     (h)     Approval of Liberty Bancorp's Stockholders and Liberty MHC
             Members........................................................46
     (i)     Funds Deposited with the Paying Agent..........................46

     (j)     Updated Fairness Opinion.......................................46
   Section 6.02.  Conditions to the Obligations of Northfield Under this
                  Agreement.................................................46
     (a)     Corporate Proceedings..........................................46
     (b)     Covenants .....................................................46
     (c)     Representations and Warranties.................................47
     (d)     Approvals of Regulatory Authorities............................47
     (e)     No Injunction..................................................47
     (f)     No Material Adverse Effect.....................................47
     (g)     Officer's Certificate..........................................47
     (h)     Opinions of Counsel............................................47
     (i)     Dissenters' Shares.............................................47
ARTICLE VII - TERMINATION, WAIVER AND AMENDMENT.............................47
   Section 7.01.  Termination...............................................47
     (a)     By Mutual Consent..............................................47
     (b)     By Either Party................................................47
     (c)     By Northfield..................................................48
     (d)     By Liberty.....................................................48
   Section 7.02.   Effect of Termination....................................48
     (a)     In General.....................................................48
     (b)     Expense Fee....................................................49
ARTICLE VIII - MISCELLANEOUS................................................49
   Section 8.01.  Expenses..................................................49
     (a)     In General.....................................................49
     (b)     Upon Breach....................................................49
   Section 8.02.  Non-Survival of Representations and Warranties............49
   Section 8.03.  Amendment, Extension and Waiver...........................49
   Section 8.04.  Entire Agreement; Successors..............................50
   Section 8.05.  No Assignment.............................................50
   Section 8.06.  Notices...................................................50
   Section 8.07.  Captions..................................................51
   Section 8.08.  Counterparts..............................................51
   Section 8.09.  Severability..............................................51
   Section 8.10.  Governing Law.............................................51
   Section 8.11.  Specific Performance......................................51

            Exhibit A - Form of Plan of Merger by and between NSB Holding
                        Corp. and Liberty Bancorp, MHC

            Exhibit B - Form of Plan of Merger by and between Northfield
                        Bancorp and Liberty Bancorp, Inc.

            Exhibit C - Form of Plan of Merger by and between Northfield
                        Bank and Liberty Bank

            Exhibit D - Form of Liberty Voting Agreement

            Exhibit 6.01 - Form of Opinion of McCarter & English, LLP

            Exhibit 6.02 - Form of Opinion of Luse Gorman Pomerenk & Schick,
                           P.C.

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 15, 2002, is by and between (i) Northfield Savings Bank, a New York chartered savings bank ("NSB"), Northfield Holdings Corp., a New York stock corporation ("Bancorp"), and NSB Holding Corp., a New York mutual holding company ("MHC"), and (ii) Liberty Bank, a federally chartered savings bank ("Liberty Bank"), Liberty Bancorp, Inc., a federally chartered corporation ("Liberty Bancorp"), and Liberty Bancorp, MHC, a federally chartered mutual holding company ("Liberty MHC"). Each of NSB, Bancorp, MHC, Liberty Bank, Liberty Bancorp and Liberty MHC is sometimes individually referred to herein as a "party," and Bank, Bancorp, MHC, Liberty Bank, Liberty Bancorp and Liberty MHC are sometimes collectively referred to herein as the "parties."

                                    RECITALS

            1. NSB is a stock savings bank with its principal offices located in Staten Island, New York; MHC owns all the outstanding shares of NSB and has formed Bancorp as a wholly-owned subsidiary that will acquire all of the stock of NSB as a capital contribution from MHC immediately prior to the merger transactions provided for in this Agreement;

            2. Liberty MHC owns a majority of the outstanding capital stock of Liberty Bancorp, which owns all of the outstanding capital stock of Liberty Bank. Each of Liberty Bank, Liberty Bancorp and Liberty MHC has its principal offices in Avenel, New Jersey.

            3. The Boards of Directors of the respective parties deem it advisable and in the best interests of the parties, including the depositors of NSB and the members of Liberty MHC, and the stockholders of Liberty Bancorp, for the following merger transactions to occur: (i) Liberty MHC will merge with and into MHC, with MHC as the surviving entity; (ii) Liberty Bancorp will merge with and into Bancorp, with Bancorp as the surviving entity; (iii) Liberty Bank will merge with and into NSB, with NSB as the surviving institution, and NSB will remain a wholly owned subsidiary of Bancorp; (iv) concurrently with steps (i) through (iii) and as a result of step (ii), 100 percent of the outstanding shares of Liberty Bancorp Common Stock previously held by stockholders other than Liberty MHC will be canceled and exchanged for a cash payment of $26.50 per share, paid by Bancorp pursuant to the terms of this Agreement, and all other shares of Liberty Bancorp shall be canceled and converted solely into shares of Bancorp; and (v) as a result of step (i), the interests of Liberty MHC Members shall cease to exist and will be converted into interests of the same nature in MHC and, as a result of step (iii), all the formerly outstanding shares of Liberty Bank shall be converted into shares solely of NSB.

            4. The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

            In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

            Section 1.01. Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control of, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

            "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between NSB, Bancorp, MHC, Liberty MHC, Liberty Bancorp and Liberty Bank.

            "Applications" means the applications to be filed with the appropriate Regulatory Authorities requesting approval or nonobjection of the transactions described in this Agreement.

            "Bancorp Common Stock" means the common stock, $1 par value, of Bancorp.

            "Bank Merger" means the merger of Liberty Bank with and into NSB, with NSB as the surviving institution.

            "Banking Law" means the New York Banking Law.

            "Certificate" means each certificate representing one share of Liberty Bancorp Common Stock.

            "Closing Date" means the date determined by NSB, in consultation with and upon no less than five (5) days prior written notice to Liberty Bancorp, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which the parties shall mutually agree.

            "Confidentiality Agreement" has the meaning given to that term in
Section 5.02(a) of this Agreement.

            "Consents" has the meaning given to that term in Section 3.04 of this Agreement.

            "Depositor Conversion" has the meaning given to that term in Section 2.02(a)(i) of this Agreement.

            "Dissenters' Shares" means shares of Liberty Bancorp Common Stock that have not been voted in favor of approval of the Merger and with respect to which appraisal rights, if any, have been perfected in accordance with federal law, in the event that holders of Liberty Bancorp Common Stock are accorded dissenters' rights under federal law.

            "Employee Plans" has the meaning given to that term in Section 3.12(a) of this Agreement.

            "Environment" means ambient air, surface water, groundwater, soil, sediment and land.

            "Environmental Assessment" shall have the meaning given to such term in Section 5.02(a) of this Agreement.

            "Environmental Conditions" means any pollution or contamination or threatened pollution or contamination of, or the Release or threatened Release of Hazardous Materials into, the Environment.

            "Environmental Law" means any federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or
(iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

            "Environmental Proceedings" shall have the meaning given to such term in Section 3.14 of this Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ESOP" has the meaning given to that term in Section 5.10(d) of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

            "FDIA" means the Federal Deposit Insurance Act, as amended.

            "FDIC" means the Federal Deposit Insurance Corporation.

            "FHLB" means the Federal Home Loan Bank.

            "FRB" means the Board of Governors of the Federal Reserve System.

            "GAAP" means generally accepted accounting principles in effect at the relevant date and consistently applied.

            "Hazardous Material" means any substance (whether solid, liquid or gas) which is detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

            "HOLA" means the Home Owners' Loan Act, as amended.

            "IRC" means the Internal Revenue Code of 1986, as amended.

            "IRS" means the Internal Revenue Service.

            "ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and the regulations promulgated thereunder, N.J.A.C. 7:26B-1.1 et seq.

            "Liberty" means, collectively, Liberty MHC, Liberty Bancorp, Liberty Bank and any direct or indirect Subsidiaries of such entities.

            "Liberty Bank" means Liberty Bank, a federally chartered savings bank.

            "Liberty Bancorp" means Liberty Bancorp, Inc., a federally chartered corporation.

            "Liberty Bancorp Common Stock" has the meaning given to that term in
Section 3.02(a) of this Agreement.

            "Liberty Bancorp Preferred Stock" has the meaning given to that term in Section 3.02(a) of this Agreement.

            "Liberty Common Stock" has the meaning given to that term in Section 3.02(d) of this Agreement.

            "Liberty Disclosure Schedules" means the Disclosure Schedules delivered by Liberty to Northfield pursuant to this Agreement.

            "Liberty Financials" means (i) the audited consolidated financial statements of Liberty Bancorp as of December 31, 2001, December 31, 2000 and December 31, 1999 and for the three years ended December 31, 2001, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Liberty Bancorp as of each calendar quarter following December 31, 2001 included in Securities Documents filed by Liberty Bancorp.

            "Liberty MHC" means Liberty Bancorp, MHC, a federally chartered mutual holding company.

            "Liberty MHC Member" means a Person owning a membership interest in Liberty MHC.

            "Liberty Options" has the meaning given to that term in Section 2.04 of this Agreement.

            "Liberty Property" means any property or facility currently or formerly owned, operated, leased or occupied by Liberty, or any of them (or a predecessor of any of the foregoing), in connection with Liberty's business.

            "Liberty Recognition Plan" means the 1999 Liberty Bank Recognition and Retention Plan.

            "Liberty Regulatory Reports" means the OTS Thrift Financial Call Reports of Liberty Bank and accompanying schedules, as filed with the OTS for each calendar quarter beginning with the quarter ended March 31, 2000, through the Closing Date, and all Annual, Quarterly and Current Reports filed with the OTS by Liberty Bancorp or Liberty MHC from March 31, 2000 through the Closing Date.

            "Liberty Stock Plan" means the Liberty Bancorp 1999 Stock Option
Plan.

            "Liberty Subsidiary" means any corporation, 50 percent or more of the capital stock of which is owned, either directly or indirectly, by Liberty Bancorp, and includes Liberty Bank, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Liberty Bank.

            "Loan" has the meaning given to such term in Section 3.15(a) of this Agreement.

            "Loan Property" means any property or facility in which Liberty (or a Subsidiary of Liberty) holds a security interest and, where required by the context, includes the owner and/or operator of such property or facility, but only with respect to such property or facility.

            "Material Adverse Effect" shall mean, with respect to a Person, a material adverse effect upon the present or prospective financial condition, business or results of operations of such Person and its subsidiaries, taken as a whole; provided, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (A) any change in banking and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting requirements applicable to thrift institutions or their holding companies generally, (C) any changes in general economic conditions (including changes in interest rates) affecting generally thrift institutions in the Greater New York metropolitan area and their holding companies (provided, that such economic conditions shall not affect Liberty to any substantially greater extent than thrift institutions in the Greater New York metropolitan area and their holding companies generally), (D) any action taken by Liberty at the request of Northfield, (E) expenses incurred by Liberty or Northfield to complete the transaction contemplated by this Agreement or (F) effects of the method or methods of accounting for the Merger.

            "Merger" shall mean, collectively, the MHC Merger, the Mid-Tier Merger, the Bank Merger and any other mergers necessary to effectuate the transactions contemplated by this Agreement.

            "Merger Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

            "Merger Effective Date" means the date upon which the Merger agreements and certifications are filed with the New York Department and the OTS in accordance with the Banking Law and the HOLA.

            "MHC Merger" means the merger of Liberty MHC with and into MHC, with MHC as the surviving entity.

            "Mid-Tier Merger" means the merger of Liberty Bancorp with and into Bancorp, with Bancorp as the surviving entity.

            "Moody's" means Moody's Investors Service, Inc.

            "New Jersey Department" means the New Jersey Department of Banking and Insurance.

            "New York Department" means the New York State Department of
Banking.

            "Northfield" means NSB, Bancorp, MHC and/or any direct or indirect Subsidiary of such entities.

            "Northfield Disclosure Schedules" means the Disclosure Schedules delivered by Northfield to Liberty pursuant to Article IV of this Agreement.

            "Northfield Financials" means the audited consolidated financial statements of Northfield as of December 31, 2001, December 31, 2000 and December 31, 1999 and for the three years ended December 31, 2001, including the notes thereto.

            "Northfield Pension Plan" has the meaning given to such term in
Section 4.06(a) of this Agreement.

            "NSB" means Northfield Savings Bank, a New York chartered stock savings bank.

            "NSB Common Stock" means the common stock, $1.00 par value, of NSB.

            "NSB Subsidiary" means any corporation, 50 percent or more of the capital stock of which is owned, either directly or indirectly, by NSB, except any corporation the stock of which is held as security by NSB in the ordinary course of its lending activities.

            "Option" has the meaning given to that term in Section 3.12(i) of this Agreement.

            "OTS" means the Office of Thrift Supervision.

            "Participation Facility" means any property or facility in which Liberty (or a Subsidiary of Liberty) participates in the management of such property or facility (including all property or facilities held in trust or in any other fiduciary capacity) and, where required by the context, includes the owner and/or operator of such property, but only with respect to such property or facility.

            "Paying Agent" means the third party entity selected by Bancorp and reasonably acceptable to Liberty, as provided in Section 2.03(a) of this Agreement.

            "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

            "Proxy Statement" means the proxy statement together with any supplements thereto to be transmitted to holders of Liberty Bancorp Common Stock and, if required by any Regulatory Authority, any proxy statement together with any supplements thereto to be transmitted by Liberty MHC to its members in connection with the transactions contemplated by this Agreement.

            "Qualified Plan" has the meaning given to that term in Section 3.12(a) of this Agreement.

            "Regulatory Agreement" has the meaning given to that term in Section
3.11 and 4.03 of this Agreement.

            "Regulatory Authority" or "Regulatory Authorities" means any agency or department of any federal or state government, including without limitation the New York Department, the FRB, the

FDIC, the OTS, the SEC and the respective staffs thereof.

            "Release" means any intentional or unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping.

            "Requisite Regulatory Approvals" has the meaning given to that term in Section 4.02(b) of this Agreement.

            "Right" means any warrant, option, convertible security or other capital stock equivalent or other right of any character (preemptive or otherwise) which obligates an entity to issue, purchase, redeem or otherwise acquire any of its securities or relates to the voting of any of its securities.

            "Ryan Beck" means Ryan, Beck & Co., LLC, the financial advisor to Liberty in connection with the transactions provided for in this Agreement.

            "S&P" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc.

            "Savings Plan" has the meaning given to that term in Section
5.10(e).

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

            "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy materials and other documents required to be or otherwise prepared and/or filed under the Securities Laws.

            "Securities Laws" means the Securities Act, the Exchange Act and the rules regulations promulgated from time to time thereunder.

            "Subsidiary" means any corporation, 50 percent or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either NSB or Liberty Bank, as the case may be, in the ordinary course of its lending activities.

            "Tax" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereon, whether or not disputed.

            "Title IV Plan" has the meaning given to that term in Section 3.12(a) of this Agreement.

            "Updated Fairness Opinion" has the meaning given to such term in
Section 5.04(b) of this Agreement.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

            Section 2.01. Effects of Merger; Surviving Institutions. On the Merger Effective Date the Merger will be effected in the order as follows:

            (a) The MHC Merger. Liberty MHC shall merge with and into MHC, with MHC as the surviving entity (the "MHC Merger"). The separate existence of Liberty MHC shall cease, and all of the property (real, personal, mixed and other), rights, powers and duties and obligations of Liberty MHC shall be deemed to be transferred to and vested in MHC, as the surviving entity in the MHC Merger, without further act or deed, all in accordance with all applicable federal laws, the applicable laws of the State of New York and regulations of the New York Department, and a plan of merger substantially in the form of Exhibit A hereto.

            (b) The Mid-Tier Merger. Liberty Bancorp shall merge with and into Bancorp, with Bancorp as the surviving entity (the "Mid-Tier Merger"). The separate existence of Liberty Bancorp shall cease, and all of the property (real, personal, mixed and other), rights, powers and duties and obligations of Liberty Bancorp shall be deemed to be transferred to and vested in Bancorp, as the surviving entity in the Mid-Tier Merger, without further act or deed, all in accordance with all applicable federal laws, the applicable laws of the State of New York and regulations of the New York Department, and a plan of merger substantially in the form of Exhibit B hereto.

            (c) The Bank Merger. Liberty Bank shall merge with and into NSB, with NSB as the surviving institution (the "Bank Merger"). As a result of the Bank Merger, the separate existence of Liberty Bank shall cease and NSB shall be the surviving association and continue its existence as a savings bank under the laws of the State of New York, and all of the property (real, personal, mixed and other), rights, powers and duties and obligations of Liberty Bank shall be deemed to be transferred to and vested in NSB, as the surviving entity in the Bank Merger, without further act or deed, all in accordance with all applicable federal laws, the applicable laws of the State of New York and regulations of the New York Department, and a plan of merger substantially in the form of Exhibit C hereto.

            (d) Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Northfield may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions described in (a) through (c) above, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of Liberty Bancorp as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification, (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals required under Sections 6.02(d), and (iv) there are no adverse changes to the benefits and other arrangements provided to or on behalf of Liberty's directors, officers and other employees. In the event that Northfield Bancorp does not receive regulatory approval to acquire 100 percent of the common stock of NSB, Northfield shall modify the structure of the transactions described in (a) through (c) above in a timely manner so as to permit completion of the Merger on or before February 28, 2003, but without causing any adverse tax consequences to Northfield, and the parties shall enter into an alternative transaction, to effect the Mergers through MHC and NSB.

            Section 2.02. Conversion and Cancellation of Shares; Effect on Depositors.

            (a) Conversion of Shares. On the Merger Effective Date and in accordance with the MHC Merger, the Mid-Tier Merger and the Bank Merger:

            (i) pursuant to the MHC Merger, and to the extent permitted by applicable law (A) each borrower member of Liberty MHC and holder of a deposit account in Liberty Bank as of the Merger Effective Date shall have such rights and privileges in MHC as if such borrowing and/or deposit account, respectively, had been established at NSB, (B) all deposit accounts established at Liberty Bank prior to the Merger Effective Date shall confer on a depositor such rights and privileges in MHC as if such deposit account had been established at NSB on the date established at Liberty Bank (the "Depositor Conversion"), and (C) each holder of an interest in Liberty MHC will receive a similar interest in Northfield MHC;

            (ii) pursuant to the Mid-Tier Merger, each issued and outstanding share of Liberty Bancorp Common Stock (except shares held by Liberty MHC and except as otherwise provided in subsection (b) of Section 2.02), shall cease to be outstanding, shall cease to exist and (except to the extent there are dissenters' rights and in such case with respect to shares as to which the holder(s) seeks and perfects dissenters rights of appraisal) shall be converted into the right to receive $26.50 in cash (such $26.50 per applicable share of Liberty Bancorp Common Stock, the "Merger Consideration") and each other issued and outstanding share of Liberty Bancorp Common Stock shall cease to be outstanding, shall cease to exist and shall be converted into the to right to receive one share of Bancorp Common Stock; and

            (iii) pursuant to the Bank Merger, each issued and outstanding share of Liberty Bank Stock shall cease to be outstanding, shall cease to exist, and shall be converted into the right to receive one share of NSB Common Stock.

            (b) Cancellation of Shares. Any shares of Liberty Bancorp Common Stock which are owned or held by any party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall be canceled as promptly as practicable, such shares shall not be converted into any right to receive the Merger Consideration, and no cash shall be issued or exchanged therefor.

            (c) Certificates. The holders of Certificates shall cease to have any rights as stockholders of Liberty Bancorp.

            (d) Dissenters' Shares. Bancorp shall pay for any Dissenters' Shares, if any, in accordance with federal law and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights, if any, under federal law with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares shall thereupon (i) cease to be treated as Dissenters' Shares, (ii) cease to exist and cease to be outstanding and (iii) be converted into the right to receive the Merger Consideration pursuant to Section 2.02(a).

            (e) Deposit Accounts. Also as a result of the Bank Merger, each holder of a deposit account at Liberty Bank as of the Merger Effective Date shall become a holder of a deposit account at NSB in the same amount and under the same terms and conditions, including interest rates, and each such deposit account shall be deemed to have been established at NSB on the date it was established at Liberty Bank.

            Section 2.03. Payment for Shares.

            (a) Letters of Transmittal. As promptly as practicable after the Merger Effective Date, and in any event within five business days of the Merger Effective Date, the Paying Agent shall mail to each holder of record of an outstanding Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Paying Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Approval of this Agreement by the stockholders of Liberty Bancorp shall constitute authorization for Bancorp to designate and appoint the Paying Agent, which appointment shall be reasonably acceptable to Liberty Bancorp. Neither Bancorp nor the Paying Agent shall be obligated to deliver the Merger Consideration to a former stockholder of Liberty Bancorp until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any appropriate affidavit of loss, indemnity agreement and/or bond as may be reasonably required by Bancorp.

            (b) Certain Payment Conditions. If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

            (c) Cash Deposit. No later than the business day prior to the Merger Effective Date, Northfield shall deposit or cause to be deposited, in trust with the Paying Agent, an amount of cash equal to the aggregate Merger Consideration that the Liberty Bancorp stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof (the "Cash Deposit").

            (d) Full Satisfaction. Payment of the Merger Consideration upon the conversion of Liberty Bancorp Common Stock in accordance with the above terms and conditions shall be deemed to have been paid in full satisfaction of all rights pertaining to such Liberty Bancorp Common Stock.

            (e) Delivery of Certificates, etc. Promptly following the date which is 12 months after the Merger Effective Date, the Paying Agent shall deliver to Bancorp all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of Liberty Bancorp Common Stock may surrender such Certificate to Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of Liberty Bancorp Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

            (f) No Transfers. After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of Liberty Bancorp of any of the shares of Liberty Bancorp Common Stock which are outstanding as of the Merger Effective Date, and the stock transfer books of Liberty Bancorp shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Paying Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

            (g) Lost and Stolen Certificates. In the event any Certificate for Liberty Bancorp Common Stock shall have been lost, stolen or destroyed, the Paying Agent shall deliver (except as otherwise provided in Section 2.02) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the Merger Consideration; PROVIDED, HOWEVER, that Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver an indemnity agreement and/or bond in such reasonable sum as Bancorp may specify as indemnity against any claim that may be made against Liberty Bancorp, Bancorp or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

            (h) Rules and Regulations. Bancorp is hereby authorized to adopt additional rules and regulations with respect to the matters referred to in this
Section 2.03 not inconsistent with the provisions of this Agreement and which do not adversely affect the rights of stockholders of Liberty Bancorp.

            Section 2.04. Stock Options; Stock Awards.

            (a) Liberty shall terminate at its sole cost and expense the Liberty Stock Plan, effective as of the Closing Date; PROVIDED, HOWEVER, that immediately prior to the Closing Date, Liberty shall take such action as may be necessary so that all options to purchase Liberty Bancorp Common Stock granted by Liberty Bancorp under the Liberty Stock Plan and that are outstanding at the Closing Date (collectively, the "Liberty Options"), whether or not then exercisable, shall, by reason of the Merger, cease to be outstanding and shall automatically be converted into the right to receive from Liberty Bank (immediately prior to the Closing Date), in lieu of each share of Liberty Bancorp Common Stock that would otherwise have been issuable upon exercise thereof, cash in an amount computed by multiplying (a) the excess, if any, of the Merger Consideration over the per share exercise price under such Liberty Option by (b) the number of shares subject to such Liberty Option.

            (b) Liberty shall terminate at its sole cost and expense the Liberty Recognition Plan, effective as of the Closing Date; PROVIDED, HOWEVER, that immediately prior to the Closing Date, Liberty shall take such action as may be necessary so that all unvested stock awards granted by Liberty Bancorp under the Liberty Recognition Plan that are outstanding at the Closing Date (collectively, the "Liberty Stock Awards"), shall by reason of the Merger, cease to be outstanding and shall automatically be converted into the right to receive from Liberty Bank (immediately prior to the Closing Date), cash in an amount computed by multiplying (a) the Merger Consideration by (b) the number of shares subject to such Liberty Stock Award, net of any cash which must be withheld under applicable tax withholding statutes.

            Section 2.05. Directors and Officers. On the Merger Effective Date, the trustees of MHC and the directors of Bancorp and NSB shall consist of the trustees of MHC and the directors of Bancorp and NSB, respectively, serving immediately prior to the Merger Effective Date; PROVIDED, HOWEVER, that two seats on each of the Board of Trustees of MHC and the Boards of Directors of Bancorp and NSB shall be offered to current directors of Liberty Bancorp as more specifically provided in Section 5.10(c) of this Agreement.

            Section 2.06. Certificate of Incorporation; Bylaws. The Certificate or Articles of Incorporation or Organization (as the case may be) and Bylaws of MHC, Bancorp and NSB in effect immediately prior to the Merger Effective Date shall be the Certificate or Articles of Incorporation or

Organization (as the case may be) and Bylaws of the surviving entity in the MHC Merger, the Mid-Tier Merger and the Bank Merger, respectively.

            Section 2.07. Closing. The closing of the Merger shall take place at the offices of McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, NJ on the Closing Date.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF LIBERTY

            Liberty represents and warrants to Northfield that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Liberty Disclosure Schedules delivered to Bancorp on or prior to the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. Liberty has made a good faith effort to ensure that the disclosure on each schedule of the Liberty Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Liberty Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

            Section 3.01. Organization.

            (a) Liberty MHC. Liberty MHC is a federal mutual holding company duly organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Liberty MHC has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed and/or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, and has made all filings, applications and registrations with all federal, state and local governmental and regulatory bodies that are required in order to permit Liberty MHC to carry on its businesses as such businesses are presently conducted, except where the failure to be so licensed or qualified, and except for filings, applications and registrations with respect to which the failure to make would not, individually or in the aggregate, have a Material Adverse Effect on Liberty. Except as set forth in Liberty Disclosure Schedule 3.01(a), Liberty MHC has no subsidiaries other than Liberty Bancorp and Liberty Bank.

            (b) Liberty Bancorp. Liberty Bancorp is a federal corporation duly organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan company under the HOLA. Liberty Bancorp has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed and/or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, and has made all filings, applications and registrations with all federal, state and local governmental and regulatory bodies that are required in order to permit Liberty Bancorp to carry on its businesses as such businesses are presently conducted, except where the failure to be so licensed or qualified, and except for filings, applications and registrations with respect to which the failure to make would not, individually or in the aggregate, have a Material Adverse Effect on Liberty. Other than shares of capital stock in Liberty Bank and its Subsidiaries, Liberty Bancorp does not own or control (directly or indirectly), or have the right to acquire (directly or indirectly) an equity interest in, any corporation, company, association, partnership, joint venture or other entity.

            (c) Liberty Bank. Liberty Bank is a federal savings bank organized, validly existing and in good standing under the laws of the United States. Liberty Bank has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed and/or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, and has made all filings, applications and registrations with all federal, state and local governmental and regulatory bodies that are required in order to permit Liberty Bank to carry on its businesses as such businesses are presently conducted, except where the failure to be so licensed or qualified, and except for filings, applications and registrations with respect to which the failure to make would not, individually or in the aggregate, have a Material Adverse Effect on Liberty. Except as set forth in Liberty Disclosure Schedule 3.01(c), Liberty Bank is the only Liberty Subsidiary. The deposits of Liberty Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Liberty Bank. Each Liberty Subsidiary is (i) identified in Liberty Disclosure Schedule 3.01(c) and (ii) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

            (d) FHLB of New York. Liberty Bank is a member of the FHLB of New York and owns the requisite amount of stock therein.

            (e) Minute Books, etc. Except as disclosed in Liberty Disclosure
Schedule 3.01(e) and except for immaterial omissions, the respective minute books of Liberty MHC, Liberty Bancorp, Liberty Bank and each Liberty Subsidiary contain complete and accurate records of all meetings and other material actions (corporate or otherwise) held or taken by their respective stockholders and boards of directors or boards of trustees (as applicable and including any related committees), through the date of this Agreement.

            (f) Governing Documents. Prior to the date of this Agreement, true and correct copies of the certificates and/or articles of incorporation or organization, as applicable, and bylaws of Liberty Bank, Liberty Bancorp and Liberty MHC, and each Liberty Subsidiary, have been made available to Northfield in Liberty Disclosure Schedule 3.01(f) or otherwise.

            Section 3.02. Capitalization.

            (a) Liberty Bancorp. The authorized capital stock of Liberty Bancorp consists of 20,000,000 shares of common stock, $1.00 par value ("Liberty Bancorp Common Stock"), and 10,000,000 shares of Preferred Stock ("Liberty Bancorp Preferred Stock"). With respect to the Liberty Bancorp Common Stock, as of the date hereof 3,267,072 shares are outstanding, validly issued, fully paid and nonassessable (of which 65,889 shares were issued pursuant to the Liberty Recognition Plan) and 634,303 shares are held by Liberty Bancorp as treasury stock. There are not now, and there have never been, any shares of Liberty Bancorp Preferred Stock issued and outstanding. Except as set forth on Liberty Disclosure Schedule 3.02(a), no Rights exist with respect to the Liberty Bancorp Common Stock or Liberty Bancorp Preferred Stock, and all such Rights set forth on Liberty Disclosure Schedule 3.02(a) arose pursuant to either the Liberty Stock Plan or the Liberty Recognition Plan. Except as set forth on Liberty Disclosure Schedule 3.02(a), neither Liberty Bancorp nor any Liberty Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Liberty Bancorp Common Stock, or any other security of Liberty Bancorp or any Liberty Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Liberty Bancorp Common Stock or any other security of Liberty Bancorp.

            (b) Liberty MHC. Liberty MHC owns 2,067,729 shares of Liberty Bancorp Common Stock, free and clear of any lien, claim, charge, restriction or encumbrance except as set forth in Liberty Disclosure Schedule 3.02(b), which shares represent 63.29 percent of the total shares of Liberty Bancorp issued and outstanding. Except for shares of Liberty Bancorp Common Stock (and any equity interests that may be attributed to Liberty MHC due to its ownership of Liberty Bancorp Common Stock), Liberty MHC does not possess, directly or indirectly, any equity interest in any corporation.

            (c) Five Percent Ownership. To Liberty's knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Liberty MHC, is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5 percent or more of the outstanding shares of Liberty Bancorp Common Stock, except as disclosed in Liberty Disclosure Schedule 3.02(c).

            (d) Liberty Bank. The authorized capital stock of Liberty Bank consists of 20,000,000 shares of common stock, $1.00 par value ("Liberty Common Stock") and 10,000,000 shares of Preferred Stock ("Liberty Preferred Stock"). As of the date hereof, 100 shares of Liberty Common Stock are issued and outstanding, validly issued, fully paid and nonassessable. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Liberty Common Stock. All shares of Liberty Common Stock issued and outstanding are owned by Liberty Bancorp free and clear of any liens, encumbrances, charges, claims, restrictions or rights of third parties of any kind whatsoever. No shares of Liberty Preferred Stock are, or have ever been, outstanding.

            Section 3.03. Authority; No Violation.

            (a) Authority, etc. Liberty has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Liberty; the MHC Merger has been duly and validly approved by the Board of Directors of Liberty MHC; the Mid-Tier Merger has been duly and validly approved by the Board of Directors of Liberty Bancorp; and the Bank Merger has been duly and validly approved by the Board of Directors of Liberty Bank and, subject to approval by the stockholders of Liberty Bancorp and, if required, the members of Liberty MHC and receipt of the required approvals of the Regulatory Authorities, constitutes the valid and binding obligations of Liberty Bank, Liberty Bancorp and Liberty MHC, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Liberty Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity, and no other proceedings on the part of Liberty are necessary to complete the transactions contemplated hereby.

            (b) No Conflict. Except as set forth in Liberty Disclosure Schedule 3.03(b), and subject to the receipt of all Requisite Regulatory Approvals and the receipt of requisite stockholder approvals and, if necessary, approval by the members of Liberty MHC, and the compliance by Liberty and Northfield with any conditions contained therein,

                  (i) the execution and delivery of this Agreement by Liberty,

                  (ii) the consummation of the transactions contemplated hereby, and

                  (iii) compliance by Liberty with any of the terms or provisions hereof,

will not (A) conflict with or result in a material breach of any provision of the certificate of incorporation or bylaws of Liberty Bancorp or any Liberty Subsidiary or the charter and bylaws of Liberty MHC; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Liberty or any of the properties or assets of Liberty; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Liberty under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Liberty is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clauses (B) or (C) hereof, that, individually or in the aggregate, do not or could not reasonably be foreseen to have a Material Adverse Effect on Liberty.

            Section 3.04. Consents. Except as set forth in Liberty Disclosure
Schedule 3.04, and except for the Requisite Regulatory Approvals, and the approval of this Agreement by the requisite vote of the stockholders of Liberty Bancorp and, if required, the members of Liberty MHC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority having jurisdiction over Liberty are necessary, and to the best knowledge of Liberty no consents, waivers or approvals of, or filings or registrations with, any other third parties (collectively, "Consents") are necessary, in connection with (a) the execution and delivery of this Agreement by Liberty, and (b) the completion by Liberty of the transactions described in this Agreement.

            Section 3.05. Financial Statements; Regulatory Reports; and Securities Documents.

            (a) Liberty Regulatory Reports. Liberty has previously made available to Northfield, in Liberty Disclosure Schedule 3.05(a) or otherwise, the Liberty Regulatory Reports. The Liberty Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of Liberty Bank and Liberty Bancorp, as the case may be, as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis, except as otherwise required or stated therein. Except as set forth in Liberty Disclosure Schedule 3.05(a), Liberty has timely filed all Regulatory Reports, together with any material amendments thereto that Liberty is required to file with (i) OTS, (ii) the FDIC, and (iii) any other federal, state, municipal, local or foreign government, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof, except where failure to so timely file did not have a Material Adverse Effect on Liberty.

            (b) Liberty Financials. Liberty has previously made available to Northfield, in Liberty Disclosure Schedule 3.05(b) or otherwise, the Liberty Financials. The Liberty Financials have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of Liberty Bancorp and the Liberty Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on consistent basis during the periods involved, except as indicated therein, or in the case of unaudited statements, as permitted by Form 10-QSB.

            (c) No Undisclosed Liabilities. Liberty does not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted), including liabilities for any Tax (collectively, "Liabilities"), except: (i) as reflected on the consolidated Balance Sheet of Liberty as of December 31, 2001, included in the Liberty Financials, (ii) for Liabilities that, individually or in the aggregate, do not have a Material Adverse Effect on Liberty, or that have arisen in the ordinary and usual course of business after the date of such Balance Sheet, and which will be included in the next following report provided to Northfield pursuant to Section 5.02(d), or (iii) as set forth in the Liberty Disclosure Schedules.

            (d) Securities Documents.

                  (i) Liberty has previously made available to Northfield, in Liberty Disclosure Schedule 3.05(d) or otherwise, each Securities Document Liberty Bancorp has filed, used or circulated since January 1, 1998 through the date of this Agreement and will promptly deliver each Securities Document filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated), including, without limitation, Liberty Bancorp's Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

                  (ii) No Securities Documents of Liberty Bancorp, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, and except as revised, amended or modified by a subsequently filed document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Liberty Bancorp has timely filed all Securities Documents required to be filed by it with the SEC, under various securities laws and regulations for the last five years (or such shorter period as it may have been subject to such filing requirements). All such documents, as finally revised, modified or amended by any subsequently filed amendment, complied in all material respects with applicable requirements of law.

            Section 3.06. Taxes. Liberty Bancorp and the Liberty Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) and they file a consolidated federal income tax return. Liberty has duly filed all federal, state and local tax returns required to be filed by or with respect to Liberty on or prior to the date hereof (all such returns being accurate and correct in all material respects and all amounts shown to be due having been paid) and has duly paid, or has made provisions for the payment of, all federal, state and local taxes which have been incurred by or are due or claimed to be due from Liberty by any taxing authority or pursuant to any written tax sharing agreement on or prior to the date hereof other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith or (iii) have not yet been fully determined. Except as set forth in Liberty Disclosure Schedule 3.06, as of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Liberty, and no claim has been made by any authority in a jurisdiction where Liberty does not file tax returns that Liberty is subject to taxation in that jurisdiction. Except as set forth in Liberty Disclosure Schedule 3.06, Liberty has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. Liberty has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder, and Liberty has timely complied with all applicable information reporting requirements under Part-III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            Section 3.07. No Material Adverse Effect; Certain Other Changes. Since December 31, 2001 through the date hereof, Liberty has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice, other than in connection with this Agreement or the transactions contemplated by this Agreement, and has not suffered any Material Adverse Effect. Since December 31, 2001 and through the date hereof, there has been no occurrence, event or development of any nature existing or, to Liberty's knowledge, threatened, which may reasonably be expected to have a Material Adverse Effect upon Liberty. Without limiting the foregoing, except as set forth in Liberty Disclosure Schedule 3.07 and except as contemplated by this Agreement, since December 31, 2001, to the date hereof: (i) Liberty has not issued, sold, granted, conferred or awarded any of its equity securities, or any corporate debt securities which would be classified under generally accepted accounting principles as long-term debt on the consolidated balance sheets of Liberty; (ii) Liberty has not effected any stock split or adjustment, combined, reclassified or otherwise changed its capitalization; (iii) Liberty has not discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iv) Liberty has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets; (v) except as required by contract or law, Liberty has not (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees except in the ordinary course of business and consistent with past practices, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of its employee plans, or (D) agreed to do any of the foregoing; (vi) Liberty has not suffered any material damage, destruction, or loss, whether as a result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God, or other event, and whether or not covered by insurance; (vii) Liberty has not canceled or compromised any debt owed to Liberty, except for debts of $5,000.00 or less, charged off or compromised in accordance with the past practice of Liberty; and (viii) Liberty has not declared, set aside, made or paid any dividend or other distribution in respect of any of its capital stock except for its regular quarterly cash dividend of $.03 per share, consistent with Liberty's past practice.

            Section 3.08. Contracts.

            (a) Certain Contracts. Except as set forth in Liberty Disclosure
Schedule 3.08(a), Liberty is not party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Liberty except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Liberty; (iii) any collective bargaining agreement with any labor union relating to employees of Liberty; (iv) any agreement which by its terms limits the payment of dividends by Liberty Bank or Liberty Bancorp; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Liberty is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, advances from the FHLB of New York, and "treasury tax and loan" accounts, in each case established in the ordinary course of business and transactions in "Federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Northfield; (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of Liberty to engage in any type of banking or bank-related business in which Liberty is permitted to engage under applicable law as of the date of this Agreement; (vii) any contract or group of related contracts with the same Person for the purchase or sale of products or services under which the undelivered balance of such products or services has a purchase price in excess of $50,000 for any individual contract or $50,000 for any group of related contracts in the aggregate (including any lease that involves a remaining aggregate balance of lease payments payable of more than $50,000 or any group of related leases which involves a remaining aggregate balance of lease payments payable of more than $50,000); (viii) any contract that is material to it and its subsidiaries, taken as a whole; or (ix) any contract relating to commitments for capital expenditures in excess of $50,000, individually or in the aggregate.

            (b) Repurchase Agreements. With respect to all agreements pursuant to which Liberty has purchased securities subject to an agreement to resell, if any, Liberty has a lien or security interest (which is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

            (c) Copies. True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been made available to Northfield on or before the date hereof, are listed in and attached to Liberty Disclosure Schedule 3.08(a) and are in full force and effect on the date hereof, and Liberty (nor, to the knowledge of Liberty, any other party to any such contract, plan, arrangement or instrument) has not breached any provision of, and is not in default in any respect under any term of, any such contract, plan, arrangement or instrument except for defaults or breaches which, individually or in the aggregate, could not reasonably be foreseen to have a Material Adverse Effect on Liberty. Except as set forth in Liberty Disclosure
Schedule 3.08(c), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in Liberty Disclosure Schedule 3.08(c), none of the employees (including officers) of Liberty possesses the right to terminate his/her employment and receive or be paid (or cause Liberty to accrue on his/her behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in Liberty Disclosure Schedule 3.08(c), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which Liberty is a party or under which Liberty may be liable contains provisions which permit any employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in Liberty Disclosure Schedule 3.08(c), no such agreement, plan, contract, or arrangement: (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Liberty or upon the occurrence of a subsequent event; or (y) requires Liberty to provide a benefit in the form of Liberty Bancorp Common Stock or determined by reference to the value of Liberty Bancorp Common Stock, except as disclosed in Liberty Disclosure Schedule 3.08(c).

            Section 3.09. Ownership of Property; Insurance Coverage.

            (a) Ownership of Property. Except as disclosed in Liberty Disclosure
Schedule 3.09(a), Liberty has good and, as to real property, marketable title to all material assets and properties owned by Liberty in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Liberty Regulatory Reports and in the Liberty Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except
(i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, or any transaction by Liberty Bank acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Liberty, as lessee, has the right under valid and subsisting leases of real and personal properties used by Liberty in the conduct of its businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in Liberty Disclosure
Schedule 3.09(a), such existing leases and commitments to lease constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the Liberty Financials. All of Liberty's buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

            (b) Insurance. Liberty Disclosure Schedule 3.09(b) identifies all policies of insurance maintained by Liberty. Liberty has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Liberty under such policies. All such insurance is valid and enforceable and in full force and effect, and all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Merger Effective Date shall have been paid on or before the Merger Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Liberty Financials). Within the last three years, except as disclosed on Liberty Disclosure Schedule 3.09(b), Liberty has received each type of insurance coverage for which it has applied during such periods and has not been denied indemnification for any material claims submitted under any of its insurance policies. Except as set forth in Liberty Disclosure Schedule 3.09(b) the insurance policies listed in Liberty Disclosure Schedule 3.09(b) will not in any way be affected by, or terminated or lapsed, at any time prior to the effective time of the Merger, solely by reason of, the transactions contemplated by this Agreement.

            Section 3.10. Legal Proceedings. Except as disclosed in Liberty Disclosure Schedule 3.10, Liberty is not a party to any, and there are no pending or, to the best of Liberty's knowledge, threatened, legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Liberty, (ii) to which Liberty's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Liberty to perform its obligations under this Agreement, except, in each case, for proceedings, actions or governmental investigations that could not reasonably be foreseen to have a Material Adverse Effect on Liberty.

            Section 3.11. Compliance with Applicable Law.

            (a) Licenses, etc. Except as disclosed in Liberty Disclosure
Schedule 3.11(a), Liberty holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all respects with, all applicable laws, statutes, orders, rules and regulations of all federal, state and local governmental and regulatory authorities relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect on Liberty.

Liberty, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Liberty.

            (b) Certain Notices. Except as disclosed in Liberty Disclosure
Schedule 3.11(b), Liberty has not received any notification or communication from any Regulatory Authority (i) asserting that Liberty is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Liberty;
(iii) requiring or threatening to require Liberty, or indicating that Liberty may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect, the operations of Liberty, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of Liberty, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Liberty has not consented to or entered into any currently effective Regulatory Agreement, except as set forth in Liberty Disclosure Schedule 3.11(b). The most recent regulatory rating given to Liberty Bank as to compliance with the CRA is satisfactory or better. Liberty has not received any comment letters relating to its Community Reinvestment Act Statement and is not otherwise aware of any adverse reaction to such statement.

            Section 3.12. ERISA; Certain Plans.

            (a) Employee Plans. (i) Liberty Disclosure Schedule 3.12(a)(i) contains a true and complete list of all "employee benefit plans," as defined in section 3(3) of ERISA, currently effective or terminated, written or oral, (A) that are maintained or contributed to by Liberty, have been maintained or contributed to by Liberty in the last (6) six years, or with respect to which Liberty has or may have any liability, and (B) in which employees, former employees, or directors of Liberty (or their family members or dependents) participate, or under which they have a right to benefits. Liberty Disclosure
Schedule 3.12(a)(i) further identifies as such any Employee Plan that is or was
(A) a "Defined Benefit Plan" (as defined in section 414(j) of the Code), (B) intended to meet the requirements of section 401(a) or 403(a) of the Code (a "Qualified Plan"), (C) a "Multi-employer Plan" (as defined in section 3(37) of ERISA) and/or (D) subject to Title IV of ERISA (a "Title IV Plan"). For purposes of this section, the term Liberty shall include any person that, together with Liberty, would be treated as a single employer under section 414 of the Code or section 4001 of ERISA.

            (ii) Liberty Disclosure Schedule 3.12(a)(ii) contains a true and complete list of all other deferred-compensation, profit-sharing, bonus, incentive, savings, stock bonus, stock purchase, employee stock ownership, stock option, phantom stock, stock appreciation, severance, separation, termination, employment, change-in-control, supplemental unemployment, fringe benefit, collective purchase, voluntary employees' beneficiary association (as defined in section 501(c)(9) of the Code), insurance, split-dollar, vacation, holiday, sick-leave, or other plans, agreements, contracts, policies, practices, programs, commitments, understandings, and arrangements, other than those subject to ERISA which are identified on Liberty Disclosure Schedule 3.12(a)(i), whether formal or informal, currently effective or terminated, written or oral,
(A) that are maintained or contributed to by Liberty, have been maintained or contributed to by Liberty in the last (3) three years, or with respect to which

Liberty has or may have any liability, and (B) in which employees, former employees, or directors of Liberty (or their family members or dependents) participate, or under which they have a right to benefits. All such plans, agreements, contracts, policies, programs, commitments, undertakings, and arrangements set forth on Liberty Disclosure Schedule 3.12(a)(i) or 3.12(a)(ii) shall be collectively referred to as "Employee Plans."

            (b) Documentation. Except as disclosed in Liberty Disclosure
Schedule 3.12(b), with respect to each Employee Plan, to the extent applicable, Liberty has provided to Northfield current, accurate, and complete copies of:
(i) the documents comprising such Plan (or, to the extent no such copy exists, a complete and accurate description thereof), (ii) any related trust agreement, insurance contract, or other funding instrument, (iii) the most recent IRS determination letter, as well as any other ruling, no-action letter, or advisory opinion that pertains to such Plan from the IRS, Department of Labor, Pension Benefit Guaranty Corporation, or any other governmental agency, (iv) the summary plan description, as well as any other summary, description, or handbook of plan benefits that is provided by Liberty to its employees concerning the extent of benefits under the Plan, (v) all securities registration statements filed with respect to such Employee Plan, (vi) all collective bargaining agreements pursuant to which contributions to such Plan(s) have been or are being made, or obligations have been or are being incurred, by Liberty, (vii) any current or prior written communications relating to any promise or guarantee of retiree health or death benefits, (viii) the contract(s) with any third-party administrator, provider, or insurer, (ix) any documents relating to the correction (including self-correction) of any operational or formal failure under the employee plans compliance resolution system; and (x) for the three most recent years (or since the date of the Plan's inception): (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, and (D) attorney's response to an auditor's request for information.

            (c) Compliance with Law. Each Employee Plan has been established and administered in accordance with its terms and in material compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules, and regulations. Furthermore, no condition exists or event has occurred with respect to any Employee Plan that would subject Liberty to any tax, fine, lien, penalty, or other liability imposed by ERISA, the Code, or other applicable laws, rules, and regulations. All reports, returns, and similar documents required to be filed with any governmental agency, or to be distributed to any plan participants, have been duly and timely filed or distributed. For each Employee Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof.

            (d) Qualified Plans. Each Qualified Plan is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would adversely affect its qualification or increase its costs. No "reportable event" (as defined in section 4043 of ERISA), "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), or "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code, whether or not waived) has occurred, and no Employee Plan has been amended in a fashion that would require security to be provided in accordance with section 401(a)(29) of the Code. Except as set forth in Liberty Disclosure Schedule 3.12(d), Liberty does not now and has not ever maintained a Defined Benefit Plan or Title IV Plan or participated in a Multiemployer Plan, and Liberty has not ever incurred any liability under Title IV of ERISA. Any shares of Liberty purchased by an Employee Plan were purchased for no more than adequate consideration as defined in the Code, ERISA, and Department of Treasury and Department of Labor regulations.

            (e) Welfare Benefits. Expect as provided in Liberty Disclosure
Schedule 3.12(e), Liberty does not provide, and is not now and has not ever been obligated to provide, medical or death benefits with respect to any employees, directors or former employees or former directors (or their family members) after termination of employment, except as specifically required under section 4980B of the Code. Liberty has fully complied with the notice and continuation coverage requirements of section 4980B of the Code and the regulations thereunder with respect to each "welfare plan" (as defined in section 3(1) of ERISA) that is or was, during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open (by consent or otherwise), a group health plan within the meaning of section 5000(b)(1) of the Code.

            (f) Litigation. With respect to any Employee Plan, (i) no actions, suits, or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Liberty, threatened, (ii) no facts or circumstances exist that could give rise to any such actions, and (iii) no administrative investigation, audit, or other administrative proceeding by the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation, or other governmental agencies are pending, in progress, or, to the knowledge of Liberty, threatened, except, in each case, for proceedings, actions or governmental investigations that could not reasonably be foreseen to have a Material Adverse Effect on Liberty.

            (g) Severance Pay. Except as provided in Liberty Disclosure Schedules 3.12(g) or (e), no Employee Plan exists that is in the nature of a severance, separation, termination, or change-in-control agreement, contract, plan, policy, program, commitment, understanding, or arrangement, or that would result in the payment of any money or property, or accelerate the time of payment or vesting, or provide any other rights, to any present employees, former employees, or directors of Liberty (or their family members) as a result of the transactions contemplated by this Agreement.

            (h) Golden Parachute Payments and Excessive Remuneration. Except as provided in Liberty Disclosure Schedule 3.12(h), there is no agreement, contract, plan, policy, program, commitment, understanding, or arrangement, written or otherwise, covering any employees, former employees, or directors of Liberty (or their family members) that, individually or collectively, provides for benefits which may cause an "excess parachute payment" or could give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G or section 162(m) of the Code.

            (i) Options. Liberty Disclosure Schedule 3.12(i) sets forth a true and complete list of each current or former employee, officer, director, and investor of Liberty who holds, as of the date hereof, any option, warrant, or other right ("Option") to purchase Liberty stock, preferred stock, or restricted stock, together with the number of shares and class of Liberty stock subject to such Option, the date of grant or issuance, the extent to which such Option is vested and/or exercisable, the exercise price, whether such Option is intended to qualify as an incentive stock option with the meaning of section 422(b) of the Code, and the expiration date. True and complete copies of each agreement (including amendments and modifications thereto) between Liberty and each Option holder shall be furnished promptly to Northfield.

            (j) Accounting Treatment. All required, customary, or usual payments, premiums, contributions, reimbursements, or accruals with respect to Employee Plans have been made or properly accrued on the Liberty Financials. None of the Employee Plans has any unfunded liabilities which are not reflected on the books and records of Liberty.

            Section 3.13. Brokers, Finders and Financial Advisors. Except for the engagement of Ryan Beck in connection with the transactions contemplated by this Agreement, neither Liberty, nor any of its officers, directors, employees or agents, has engaged or retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for the commitments disclosed in Liberty Disclosure Schedule 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the Liberty Financials.

            Section 3.14. Environmental Matters. Except as set forth in Liberty Disclosure Schedule 3.14(vi):

                  (i) The Participation Facilities, the Liberty Properties and all operations conducted on the Liberty Properties and the Participation Facility are, and at all times have been, in compliance with applicable Environmental Laws;

                  (ii) There are no suits, claims, actions, notices, demands, executive or administrative orders, directives, investigations, proceedings or requests or demands for information ("Environmental Proceedings") of any kind pending or, to the knowledge of Liberty, threatened against Liberty or any of the Liberty Properties or the Participation Facilities or any tenants or subtenants at the any of the Liberty Properties or Participation Facilities, under Environmental Laws in any court or before any governmental agency or board or other forum, including, without limitation, Environmental Proceedings alleging, asserting or relating to (y) noncompliance (including by a predecessor) with, or liability under, any Environmental Law, or (z) the presence or Release of Hazardous Materials into the Environment, whether or not occurring at, on, under or from any Liberty Property or Participation Facility;

                  (iii) There are no Environmental Proceedings of any kind pending or, to the knowledge of Liberty, threatened against any of the Loan Properties (or Liberty in respect of any such Loan Properties) under Environmental Laws in any court or before any governmental agency or board or other forum, including, without limitation, Environmental Proceedings alleging, asserting or relating to (y) noncompliance (including by a predecessor) with, or liability under, any Environmental Law, or (z) the presence or Release of Hazardous Materials into the Environment;

                  (iv) There are no Environmental Conditions on, at, under or emanating from any of the Liberty Properties or Participation Facilities. No Hazardous Materials are being or have been stored, used, treated or disposed of at or from any of the Liberty Properties or the Participation Facilities other than in compliance with Environmental Laws;

                  (v) Liberty has not received any notice, demand, letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that Liberty or any of the Liberty Properties or Participation Facilities is or may be in violation of, or has liability under, any Environmental Law;

                  (vi) There are no above or below ground tanks or reservoirs used or installed for the purpose of storage or containment of Hazardous Materials ("Tanks") at, on or under any of the Liberty Properties or Participation Facilities, and no such Tanks have been abandoned on, or closed or removed from, any of the Liberty Properties or Participation Facilities. All Tanks in existence at such Liberty Properties or Participation Facilities are used, maintained and operated in compliance with Environmental Laws and other applicable laws;

                  (vii) There are no Hazardous Materials within any structure, equipment or building on any of the Liberty Properties or the Participation Facilities requiring remediation, decommissioning, decontamination, abatement or removal pursuant to Environmental Laws;

                  (viii) None of the Liberty Properties or the Participation Facilities, or any of the business operations that are now and have been conducted at the Liberty Properties or the Participation Facilities, is an "industrial establishment" as such term is defined under ISRA; and

                  (ix) Liberty has delivered to Northfield copies of all reports and audits, summaries, proposals, recommendations, work plans, field and laboratory data in Liberty's possession, custody or control relating or referring to Environmental Conditions on, at, under or emanating from any of the Liberty Properties or the Participation Facilities.

                  (x) No federal, state, regional or local governmental authority or other third party has filed, obtained or asserted an encumbrance or lien upon any of the Liberty Properties, the Participation Facilities or, to the knowledge of Liberty, the Loan Properties as a result of any Environmental Conditions on, at, under or emanating from such properties.

            Section 3.15. Loan Portfolio.

            (a) Loans. Except as set forth in Liberty Disclosure Schedule 3.15(a)(i), with respect to each loan owned by Liberty Bank in whole or in part (each, a "Loan"):

                  (i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither Liberty Bank nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) Liberty Bank is the sole holder of legal and beneficial title to each Loan (or any applicable participation interest, as appropriate), except as otherwise referenced on the books and records of Liberty Bank;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or, to the knowledge of Liberty, threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Liberty Bank;

                  (vi) there is no litigation or proceeding pending or, to the knowledge of Liberty, threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan, except as otherwise disclosed by documents in the applicable

Loan file;

                  (vii) with respect to a Loan held in the form of a participation, the participation document is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file.

            (b) Allowance for Losses. Except as disclosed in Liberty Disclosure
Schedule 3.15(b), the allowance for possible losses reflected in Liberty Bancorp's audited consolidated statement of condition at December 31, 2001 was, and the allowance for possible losses shown on the balance sheets in Liberty Bancorp's Securities Documents for periods ending after December 31, 2001 have been and will be, adequate, as of the dates thereof, under GAAP.

            (c) Classified Loans. Liberty Disclosure Schedule 3.15(c) sets forth by category all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Liberty Bank, including the amounts thereof and the name of the obligor, that have been classified (whether for regulatory purposes or internally) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of December 31, 2001. The other real estate owned ("OREO") included in any non-performing assets of Liberty Bank is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            Section 3.16. Liberty Information to be Supplied. The written information supplied, or to be supplied, by Liberty for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects. Except for any information provided by Northfield concerning Northfield for inclusion therein, the Proxy Statement mailed to Liberty Bancorp's stockholders and, if necessary, the members of Liberty MHC shall:

            (a) Comply in all material respects with applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder; and

            (b) Not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication concerning the subject matter of the Proxy Statement which has become false or materially misleading.

            Section 3.17. Related Party Transactions. Except as disclosed in Liberty Disclosure Schedule 3.17 or in Liberty's Securities Documents, Liberty is not a party to any transaction (including any loan or other credit accommodation) with an Affiliate. Except as disclosed in Liberty Disclosure
Schedule 3.17, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth in Liberty Disclosure Schedule 3.17, no loan or credit accommodation to an Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Liberty has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

            Section 3.18. Schedule of Termination Benefits. Liberty Disclosure
Schedule 3.18 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by Liberty for the benefit of officers or directors of Liberty (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 2002 and as of February 28, 2003 and the Closing Date occurs as of each such date. No other individuals are entitled to benefits under any such plans.

            Section 3.19. Deposits. Except as set forth in Liberty Disclosure
Schedule 3.19, none of the deposits of Liberty Bank is a "brokered" deposit as defined in 12 U.S.C. Section 1831(g).

            Section 3.20. Fairness Opinion. Liberty Bancorp has received a written opinion from Ryan Beck to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Liberty Bancorp pursuant to this Agreement is fair to such stockholders from a financial point of view and the Depositor Conversion is fair to the members of Liberty MHC (the "Fairness Opinion").

            Section 3.21. Antitakeover Provisions Inapplicable; Required Vote of Stockholders. Except as set forth on Liberty Disclosure Schedule 3.21, and except for approvals required under applicable federal or state banking laws, the transactions contemplated by this Agreement are not subject to any applicable state takeover law. The affirmative vote of at least a two-thirds majority of the total votes eligible to be cast by stockholders of Liberty Bancorp Common Stock is necessary to approve this Agreement and the transactions contemplated hereby.

            Section 3.22. Derivative Transactions. Except as set forth in Liberty Disclosure Schedule 3.22, Liberty has not entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments.

            Section 3.23. Community Reinvestment Act. Liberty Bank's rating pursuant to its most recent examination by federal regulatory authorities pursuant to the provisions of the Community Reinvestment Act was a "satisfactory" or better. Except as set forth in Liberty Disclosure Schedule 3.23, Liberty has not received any comment letters relating to its Community Reinvestment Act Statement and is not otherwise aware of any adverse reaction to such statement.

            Section 3.24. Administration of Fiduciary Accounts. Liberty Bank has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Liberty nor any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

            Section 3.25. Labor Matters. Liberty is not and has never been a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees. Liberty is not and has never been the subject of any proceeding asserting that Liberty has committed an unfair labor practice or seeking to compel Liberty to bargain with any labor organization as to wages and conditions of employment. There is no strike or labor dispute involving Liberty pending or, to Liberty's knowledge, threatened. Liberty is in compliance with applicable laws regarding employment of employees and retention of independent contractors and Liberty is in compliance with applicable employment tax laws.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF NORTHFIELD

            Northfield represents and warrants to Liberty that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

            Section 4.01. Organization.

            (a) Northfield. NSB is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposits of NSB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by NSB. Each NSB Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Bancorp is a stock corporation duly organized, validly existing and in good standing under the laws of the State of New York. MHC is a mutual holding company of NSB duly organized, validly existing and in good standing under the laws of the State of New York.

            (b) FHLB of New York. NSB is a member of the FHLB of New York and owns the requisite amount of stock therein.

            (c) Governing Documents. Prior to the date of this Agreement, true and correct copies of the certificates and/or articles of incorporation and bylaws of NSB, Bancorp and MHC have made available to Liberty.

            Section 4.02. Authority; No Violation.

            (a) Authority, etc. Northfield has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Northfield and the completion by Northfield of the transactions contemplated hereby have been duly and validly approved by the applicable Boards of Directors and Boards of Trustees of Northfield, and no other corporate proceedings on the part of Northfield are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Northfield and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of Northfield, enforceable against Northfield in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

            (b) No Conflict. The execution, delivery and performance of this Agreement by Northfield does not, the consummation of the transactions contemplated hereby will not, and compliance by Northfield with any of the terms hereof will not, constitute (i) assuming receipt of all Requisite

Regulatory Approvals and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Northfield or any of its Subsidiaries, or to which Northfield (or any of its properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws (or the similar organizational documents) of Northfield or (iii) a breach or violation of, a conflict with, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Northfield, under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Northfield is a party, or to which any of its properties or assets may be subject except for such violations, conflicts, breaches or defaults that, individually or in the aggregate, do not or could not reasonably be foreseen to have a Material Adverse Effect on Northfield; and the consummation of the transactions contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 2.01(d)) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (x) the requisite stockholder approvals and the approval of the members of Liberty MHC, if required, (y) the approval, if required, of the Banking Board of the State of New York ("Banking Board") under Section 143-b of the Banking Law of the Sate of New York ("Banking Law"), the approval of the Superintendent of Banks of the State of New York (the "Superintendent") under Sections 112 and 601 of the Banking Law and any other requirement of the Banking Board or the Superintendent, the approval of the OTS, under HOLA, the approval of the FRB under the BHCA, and the approval of the appropriate regulatory authority under
Section 18(c) of the FDIA, and the approval of the New Jersey Department of Banking and Insurance, if required (collectively, the "Requisite Regulatory Approvals") and (z) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of Northfield know of no reason pertaining to Northfield why any of the approvals referred to in this Section 4.02(b) should not be obtained without the imposition of any material condition or restriction described in the proviso to Section 5.1(b).

            Section 4.03. Compliance with Applicable Law. Northfield holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules and regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect on Northfield. Neither Northfield nor any Northfield Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Northfield or any Northfield Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Northfield or any Northfield Subsidiary; (iii) requiring or threatening to require Northfield or any Northfield Subsidiary, or indicating that Northfield or any Northfield Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Northfield or any Northfield Subsidiary; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Northfield or any Northfield Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither

Northfield nor any Northfield Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to NSB as to compliance with the CRA is satisfactory or better. Northfield has not received any comment letters relating to its Community Reinvestment Act Statement and is not otherwise aware of any adverse reaction to such statement. Immediately after completion of the Merger, NSB will be a "well-capitalized" institution for regulatory purposes.

            Section 4.04. Information to be Supplied. The information to be supplied by Northfield for inclusion in the Proxy Statement or Proxy Statements will not, at the time the Proxy Statement or Proxy Statements are mailed to Liberty Bancorp stockholders or the members of Liberty MHC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Northfield for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material respects.

            Section 4.05. Financing. As of the date hereof, Northfield has, and at the Merger Effective Date, Bancorp will have, funds which are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated by this Agreement, and Northfield will not fail to meet its capital requirements as a result thereof.

            Section 4.06. Northfield Pension Plans.

            (a) Northfield Pension Plans. Northfield has provided Liberty with a complete and accurate list of all of its Qualified Plans (each, a "Northfield Pension Plan"). Each Northfield Pension Plan complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws.

            (b) Accumulated Funding Deficiency, etc. No Northfield Pension Plan which is subject to Title IV of ERISA had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. The fair market value of the assets of each Northfield Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a) (16) of ERISA) under such Northfield Pension Plan as of the end of the most recent plan year ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Northfield Pension Plan as of the date hereof. No notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Northfield Pension Plan within the 12-month period ending on the date hereof.

            (c) Qualification. Each Northfield Pension Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS, and Northfield is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Northfield's knowledge, threatened litigation, administrative action or proceeding relating to any Northfield Pension Plan.

            Section 4.07. Absence of Certain Changes. Northfield has not suffered any Material Adverse Effect since December 31, 2001.

            Section 4.08. Financial Statements. Northfield has previously made available to Liberty the Northfield Financials. The Northfield Financials have been prepared in accordance with GAAP, and

(including the related notes where applicable) fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated balance sheets, statements of income and cash flows of Northfield as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on consistent basis during the periods involved, except as indicated therein.

            Section 4.09. Legal Proceedings. Except as disclosed in Northfield Disclosure Schedule 4.09, Northfield is not a party to any, and there are no pending or, to the best of Northfield's knowledge, threatened, legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Northfield, (ii) to which Northfield's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Northfield to perform its obligations under this Agreement, except, in each case, for proceedings, actions or governmental investigations that would not have a Material Effect on Northfield.

            Section 4.10. Consents. Except as set forth in Northfield Disclosure
Schedule 4.10, and except for the Requisite Regulatory Approvals, and the approval of this Agreement by the requisite vote of stockholders of Liberty Bancorp and, if required, the members of Liberty MHC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority having jurisdiction over Northfield are necessary, and to the best of knowledge of Northfield, no consents, waivers or approvals of, or filings or registrations with, any other third parties (collectively, "Consents") are necessary, in connection with (a) the execution and delivery of this Agreement by Northfield, and (b) the completion by Northfield of the transactions described in this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

            Section 5.01. Conduct of Liberty's Business; Conduct of Northfield's Business

            (a) Liberty.

                  (i) Liberty -- In General. From the date of this Agreement to the Closing Date, Liberty will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies in existence on the date hereof, except as otherwise required or contemplated by this Agreement or with the written consent of NSB (which consent will not be unreasonably withheld or delayed). Liberty will use its reasonable good faith efforts to: (x) preserve its business organizations intact; (y) maintain good relationships with its employees; and (z) preserve the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Northfield in writing (which consent or approval will not be unreasonably delayed or withheld) or as contemplated or required by this Agreement, Liberty will not:

                        (A) amend or change any provision of its organizational documents, charters, or bylaws;

                        (B) change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock or redeem or otherwise acquire any shares of capital stock except that (A) Liberty Bancorp may continue to pay its regular quarterly cash dividend to stockholders other than Liberty MHC of $0.03 per share, with record and payment dates consistent with past practice; provided further, that if the Closing Date is more than forty-five (45) days after the next preceding Liberty Bancorp Common Stock dividend payment date, Liberty Bancorp may declare and pay to stockholders other than Liberty MHC a final cash dividend per share at the quarterly rate of $0.03 per share, with the exact amount per share to be an amount that is pro rata through the payment date (from the preceding payment date) and (B) Liberty Bancorp may issue Liberty Bancorp Common Stock upon the valid exercise of presently outstanding options to acquire Liberty Bancorp Common Stock in accordance with the information set forth in Liberty Disclosure Schedule 3.02(a) and the Liberty Stock Plan;

                        (C) except as required or permitted by this Agreement, grant or agree to pay any bonus or severance or termination payment to any employee, officer or director of Liberty or any other Person, enter into or amend, or take any action (other than executing this Agreement) that would trigger obligations under, any employment agreement, severance agreement, supplemental executive agreement or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except for salary increases, bonuses or other payments in the ordinary course of business consistent with past practice or as may be required pursuant to legally binding commitments existing on the date hereof and set forth in Liberty Disclosure Schedules 3.08(a), 3.08(c), 3.12(g), 3.12(h) and 3.12(i);

                        (D) enter into or, except as may be required by law or by the terms of this Agreement or as set forth in Liberty Disclosure Schedule 5.01(a)(i)(D), modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any Employee Plan, except to the extent such modifications or amendments do not result in an increase in cost or are required or necessitated by changes in the tax laws or other applicable laws or this Agreement;

                        (E) except as otherwise provided in Section 5.06 of this Agreement, merge or consolidate Liberty with any other corporation; sell or lease all or any substantial portion of the assets or business of Liberty; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Liberty and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by Liberty of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                        (F) sell or otherwise dispose of the capital stock of Liberty or sell or otherwise dispose of any asset of Liberty other than in the ordinary course of business consistent with past practice; subject any asset of Liberty to any lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of New York advances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                        (G) take any action which would result in any of the representations and warranties of Liberty set forth in Article III of this Agreement becoming untrue as of any date after the date hereof (except as to any representation or warranty which specifically relates to an earlier date) or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                        (H) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Liberty;

                        (I) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Liberty is a party, other than in the ordinary course of business, consistent with past practice;

                        (J) purchase any security for its investment portfolio not rated "A" or higher by either S&P or Moody's or with a remaining term to maturity of more than three (3) years;

                        (K) except for loans and commitments disclosed in Liberty Disclosure Schedules 5.01(a)(i)(K)(1) and 5.01(a)(i)(K)(2),

                              (1) make any new loan or other credit facility
commitment (including, without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers, other than loans and commitments which: (I) are secured by real property located in New Jersey, and
(II) do not exceed the principal amount of $250,000 in the aggregate, except for loans secured by one- to four-family residential real property in a principal amount not exceeding $500,000, and loans secured by multi-family or commercial real estate in a principal amount not exceeding $1,000,000; PROVIDED, HOWEVER that any new loan or other credit facility commitment shall be made on the basis of and consistent with Liberty's existing lending practices; or

                              (2) increase, refinance, renew, modify, compromise
or extend any existing loan or commitment if, after giving effect to such increase, refinancing, renewal, modification, compromise or extension, the principal amount of such loan or commitment would exceed the limits set forth in paragraph (K)(1) above; PROVIDED, HOWEVER that any increase, refinancing, renewal, modification, compromise or extension shall be made on the basis of and consistent with Liberty's existing lending policies;

                        (L) except as set forth in Liberty Disclosure Schedule 5.01(a)(i)(L), enter into, renew, extend or modify any other transaction with any Affiliate;

                        (M) enter into any futures contract, option, interest rate caps interest rate floors interest rate exchange agreement or other agreement or, except in the ordinary course of business and consistent with past practice, take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                        (N) except as set forth in Liberty Disclosure Schedule 5.01(a)(i)(N) and except for the execution of, and as otherwise required or permitted by this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Liberty Employee Plan;

                        (O) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP or by applicable regulatory authorities;

                        (P) except as set forth in Liberty Disclosure Schedule 5.01(a) (i)(P), make any capital expenditures in excess of $50,000 individually, or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                        (Q) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                        (R) incur any non-deposit liability in excess of $250,000 other than in the ordinary course of business consistent with past practice; or

                        (S) agree to do any of the foregoing.

            (ii) Liberty -- Certain Transactions. For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Northfield prior to the date of this Agreement, it shall not be considered in the ordinary course of business for Liberty to do any of the following: (A) except as set forth in Liberty Disclosure Schedule 5.01(a)(ii), make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $200,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by Liberty or repurchase agreements made, in each case, in the ordinary course of business; or (B) except as set forth in Liberty Disclosure Schedule 5.01(a)(ii), undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Liberty of more than $50,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

            (b) Northfield. From the date of this Agreement to the Closing Date, Northfield will use its best efforts to preserve its business organizations intact, maintain good relationships with employees, and preserve for itself the goodwill of customers of Northfield. From the date of this Agreement to the Closing Date, Northfield will not

            (i) amend its charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement;

            (ii) take any action that would result in any of the representations and warranties of Northfield set forth in Article IV of this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

            (iii) take any action that would or is reasonably likely to materially adversely affect or materially delay the receipt of the necessary approvals from the Regulatory Authorities;

            (iv) take any action that would or is reasonably likely to materially and adversely affect Northfield's ability to perform its covenants and agreements under this Agreement;

            (v) take any action that would result in any of the conditions to the transactions contemplated by this Agreement not being satisfied; or

            (vi) agree to do any of the foregoing.

            Section 5.02. Access; Confidentiality.

            (a) Access. Liberty shall permit Northfield and its representatives reasonable access to its properties during normal business hours and on reasonable notice, and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Liberty, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, records and information relating to historical ownership of or operations at the Liberty Properties or the Participation Facilities or environmental matters associated with Liberty, the Liberty Properties or the Participation Facilities, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Northfield may have a reasonable interest (provided that Liberty shall not be required to provide access to any information that would violate their attorney-client privilege or any employee or customer privacy policies, laws or regulations). Liberty shall make its respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Northfield and its representatives during normal business hours and on reasonable notice. Liberty shall provide in a timely manner to NSB's officer in charge of retail banking copies of current rate sheets for all deposit and loan products. Liberty shall provide Northfield with access to documents and records and access to and a license to enter the Liberty Properties and the Participation Facilities to conduct, at Northfield's sole expense, an environmental assessment of the Liberty Properties and the Participation Facilities (the "Environmental Assessment"). The Environmental Assessment may include, without limitation, inspections of the Liberty Properties and the Participation Facilities, invasive soil, surface water, groundwater and sediment sampling and a review of records maintained by federal, state, regional, county or local governmental authorities relating to Liberty, the Liberty Properties or the Participation Facilities. Northfield shall commence such Environmental Assessment within 15 days of the date of this Agreement. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated February 27, 2002, between Liberty and Northfield (the "Confidentiality Agreement").

            (b) No Interference. Northfield agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

            (c) Certain Information. In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Liberty shall permit employees of Northfield reasonable access to information relating to problem loans, loan restructurings and loan work-outs of Liberty Bank.

            (d) Monthly Financial Statements. Without in any way limiting the generality of this Section 5.02, Liberty shall provide to Northfield within 30 days after the last day of each calendar month between the date hereof and the Closing Date (i) consolidated financial statements (including a balance sheet and income statement) as of, and for the period ended, on such last day, in the form in which such statements are prepared for use by Liberty's management, and
(ii) such other information customarily prepared for use by Liberty's management as Northfield may request.

            Section 5.03. Regulatory Matters and Consents.

            (a) Filings. Northfield will, in consultation with Liberty, prepare and make all filings and requests for, and use its best efforts to obtain as soon as practicable after the date hereof, all Requisite Regulatory Approvals and all Consents. Northfield shall file the Applications within forty-five days of the date of this Agreement, or as soon thereafter as is practicable.

            (b) Certain Information. Liberty will furnish Northfield with all information concerning Liberty as may be necessary or advisable in connection with any filings, applications and requests made by or on behalf of Northfield to any Regulatory Authority or other third person in connection with the transactions contemplated by this Agreement.

            (c) Certain Communications. Northfield and Liberty will promptly furnish the other with copies of all material written communications to, or received by them from any Regulatory Authority or other third person in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

            (d) Best Efforts - Northfield. Northfield will use its best efforts to obtain all Requisite Regulatory Approvals and Consents to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

            (e) Best Efforts - Liberty. Liberty will use its best efforts to obtain all Requisite Regulatory Approvals and Consents to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

            (f) Consultation. The parties hereto agree that they will consult with each other with respect to the obtaining of all Requisite Regulatory Approvals and Consents. Liberty and Northfield will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Northfield or Liberty to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other. Northfield will furnish Liberty Bancorp and its counsel with copies of all Applications prior to filing with any Regulatory Authority and provide Liberty Bancorp a reasonable opportunity to provide changes to such Applications, and copies of all

Applications filed by Northfield.

            (g) Objections. If any (i) Regulatory Authority objects to a term or condition set forth in this Agreement, and (ii) that term or condition is modified to the satisfaction of the Regulatory Authority or is eliminated in order to satisfy the Regulatory Authority, and (iii) such modification or elimination would cause a reduction in benefits to the party for whom the term or condition was meant to benefit, then the parties hereto shall use their best efforts to enter into an alternative arrangement so that such benefits are not reduced, provided such alternative arrangement is permissible under applicable law and is not disapproved by any Regulatory Authority and provided further that such alternative arrangement shall not be more costly than the original benefit that has been or would be reduced as a result of an objection by a Regulatory Authority.

            Section 5.04. Taking of Necessary Action.

            (a) Best Efforts; Voting. Northfield and Liberty shall each use its best efforts in good faith to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby (including assignment of leases without any material change in terms), provided that Liberty shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Northfield, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the MHC Merger, the Mid-Tier Merger and the Bank Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Northfield or Liberty from exercising its rights under this Agreement. Liberty MHC will cause all the outstanding shares of Liberty Bancorp which it owns to be voted in favor of the Merger, provided that if a vote of the Liberty MHC members is required to approve the MHC Merger, such members shall have voted in favor of the MHC Merger.

            (b) Proxy Statement. Liberty shall prepare, and provide a copy for the review of Northfield with respect to matters relating to Northfield and the transactions contemplated by this Agreement, the Proxy Statement to be filed by Liberty Bancorp with the SEC and to be mailed to the stockholders of Liberty Bancorp in connection with the meeting of its stockholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. Should it be required by Regulatory Authorities, Liberty shall prepare, subject to the review of Northfield with respect to matters relating to Northfield and the transactions contemplated by this Agreement, the Proxy Statement to be filed by Liberty MHC with the Regulatory Authorities and to be mailed to depositors in connection with a meeting of members and the transactions contemplated hereby. The parties shall cooperate with each other with respect to the preparation of any Proxy Statement. Liberty shall, as promptly as practicable following the preparation thereof, file any Proxy Statement with the Regulatory Authorities, and Liberty shall use all reasonable efforts to have any Proxy Statement mailed to stockholders, and if necessary members, as promptly as practicable after such filing, provided that Liberty Bancorp and Liberty MHC shall have received an updated Fairness Opinion as of a date no more than three days prior to the date of the Proxy Statement (the "Updated Fairness Opinion"). Liberty will promptly advise Northfield of the time when any Proxy Statement has been filed and mailed, or of any comments from any Regulatory Authority or any request by any Regulatory Authority for additional information.

            Section 5.05. Certain Agreements.

            (a) D&O Insurance. Northfield shall maintain in effect for six (6) years from the Merger Effective Date, if available, the current directors' and officers' liability insurance policy maintained by Liberty Bancorp (provided that Northfield may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable) with respect to matters occurring prior to the Closing Date, to the extent such liability insurance can be maintained or obtained at an aggregate cost to Northfield not greater than $100,000; PROVIDED, HOWEVER, that if such insurance cannot be so maintained or obtained at such cost, Northfield shall maintain or obtain as much of such insurance as can be so maintained or obtained at an aggregate cost to Northfield not greater than $100,000. In connection with the foregoing, Liberty Bancorp agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

            (b) Indemnity. For a period of six (6) years from the Merger Effective Date, Northfield agrees to indemnify, defend and hold harmless each present and former director and officer of Liberty determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Northfield, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Liberty, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of Liberty are entitled under New York or Federal law, as applicable, Liberty Bancorp's certificate of incorporation and bylaws, or Liberty Bank's and Liberty MHC's charter and bylaws (and Northfield shall pay expenses, including reasonable attorney's fees and expenses, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible under applicable law by a New York or federal corporation or savings bank or under Liberty Bancorp's, Liberty Bank's and Liberty MHC's charters and bylaws; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

            (c) Procedure for Claims. Any Indemnified Party wishing to claim indemnification under Section 5.05(b), upon learning of any Claim, shall promptly notify Northfield, but the failure to so notify shall not relieve Northfield of any liability it may have to such Indemnified Party except to the extent that such failure prejudices Northfield. In the event of any Claim, (i) Northfield shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Northfield elects not to assume such defense or if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Northfield and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Northfield shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Northfield shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and
(iii) Northfield shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

            (d) Successors. In the event Northfield or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Northfield assume the obligations set forth in this Section 5.05.

            (e) Third-Party Beneficiaries. The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

            Section 5.06. No Other Bids and Related Matters. Liberty will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as defined below), and will enforce all confidentiality agreements to which it is a party. From and after the date hereof until the termination of this Agreement, neither Liberty nor any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Liberty), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and Liberty shall notify Northfield orally (within two business days) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, PROVIDED, HOWEVER, that nothing contained in this Section 5.06 shall prohibit Liberty from: (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire Liberty Bancorp and Liberty Bank pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Liberty Bancorp receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point of view to Liberty Bancorp stockholders, (B) legal counsel advises Liberty Bancorp that the proposed acquirer may legally acquire Liberty Bancorp and Liberty Bank, (C) the Board of Directors of Liberty Bancorp, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Liberty Bancorp to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) (B) and (C) being referred to herein as a "Superior Proposal"), (D) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Liberty Bancorp
(x) provides reasonable notice to Northfield to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in form and substance substantially similar to the Confidentiality Agreement, and (E) the Liberty Bancorp special meeting of stockholders convened to approve this Agreement has not occurred; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) prior to the Liberty Bancorp special meeting of stockholders convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of Liberty Bancorp, after consultation with and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving Liberty: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent or more of the assets of Liberty Bancorp or Liberty Bank, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20 percent or more of the outstanding shares of capital stock of Liberty Bancorp or the filing of a registration statement under the Securities Laws in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            Section 5.07. Duty to Advise; Duty to Update the Liberty Disclosure Schedules. Liberty shall promptly advise Northfield of any change or event having a Material Adverse Effect on Liberty or which Liberty believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Liberty shall update the Liberty Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Liberty Disclosure Schedules. The delivery of such updated Liberty Disclosure Schedule shall not relieve Liberty from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

            Section 5.08. Board and Committee Minutes. Liberty Bank, Liberty Bancorp and Liberty MHC shall each provide to Northfield, within twenty-five
(25) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting (excluding any minutes relating to a confidential discussion of this Agreement and the Transactions contemplated hereby), except that with respect to any meeting held within twenty-five (25) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

            Section 5.09. Undertakings by the Parties.

            (a) Liberty. From and after the date of this Agreement:

                  (i) Concurrently with the execution of this Agreement, or within five business days thereof, the Directors or Trustees, as applicable, of Liberty Bank, Liberty Bancorp and Liberty MHC shall have entered into the voting agreement set forth as Exhibit D to this Agreement;

                  (ii) If requested to do so by Northfield, Liberty Bancorp and/or Liberty MHC shall retain a proxy solicitor in connection with the solicitation of stockholders and any necessary Liberty MHC member approval of this Agreement and the transaction contemplated hereby;

                  (iii) [Intentionally omitted];

                  (iv) Liberty Bank, Liberty Bancorp and Liberty MHC shall permit the Chairman, President or Chief Executive Officer of Northfield to attend meetings of their Boards of

Directors and Boards of Trustees, as applicable, and the Executive Committees thereof (provided that they shall not be required to permit the Northfield representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby);

                  (v) Liberty shall provide NSB, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual status, (iii) real estate owned,
(iv) all loans ninety (90) days or more past due as of the end of such month and
(v) impaired loans);

                  (vi) (A) Liberty Bancorp shall submit this Agreement to its stockholders for approval at a meeting to be held as soon as practicable. Subject to the receipt of the Updated Fairness Opinion, the Board of Directors shall recommend approval of this Agreement to the Liberty Bancorp stockholders. The Board of Directors of Liberty Bancorp may otherwise fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 5.06 of this Agreement, and in conformity with Section 5.06. Liberty MHC will cause all the outstanding shares of Liberty Bancorp which it owns to be voted in favor of the Merger, provided that if a vote of the Liberty MHC members is required to approve the MHC Merger, such members shall have voted in favor of the MHC Merger; and

                        (B) If required by Regulatory Authorities, Liberty MHC shall submit this Agreement to Liberty MHC Members for approval, and, subject to its fiduciary duties, Liberty MHC's Board of Directors shall recommend approval of this Agreement to the Liberty MHC Members. Liberty MHC shall take all steps necessary in order to hold a special meeting of depositors for the purpose of approving this Agreement as soon as practicable; and

                  (vii) Liberty Bank and NSB shall meet on a regular basis to discuss and plan for the integration of Liberty into Northfield.

            (b) Northfield and Liberty. From and after the date of this Agreement, Northfield and Liberty shall each:

                  (i) Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) any Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement, and (D) all other documents contemplated by this Agreement;

                  (ii) Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iii) Maintain current insurance policies in effect as of the date hereof;

                  (iv) Maintain books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the Liberty Financials heretofore delivered to Northfield;

                  (v) Deliver to the other copies of all Securities Documents promptly following the filing thereof; and

                  (vi) File all federal, state, and local tax returns required to be filed by them on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

            Section 5.10. Employee and Termination Benefits; Directors and Management.

            (a) Employee Benefits. Northfield may, at its discretion, maintain any or all Employee Plans of Liberty as of the Closing Date. If Northfield terminates any of Liberty's Employee Plans, it shall permit former employees of Liberty who become employees of Northfield on the Closing Date ("Continuing Employees") to participate in any comparable Employee Plans offered by Northfield (as defined in Section 3.12(a) of this Agreement, substituting Northfield for Liberty), with no gap in coverage, to the extent that Continuing Employees meet the appropriate eligibility requirements (giving such Continuing Employees credit for eligibility purposes for all years of service with Liberty). Continuing Employees who become eligible to participate in Northfield's Employee Plans shall also be given credit for their years of service with Liberty for vesting purposes, though not for purposes of benefit accrual or other purposes. There shall be no obligation for Northfield to provide comparable benefits upon the termination of a Liberty Plan if Northfield provides no comparable Employee Plan; PROVIDED, HOWEVER, that Northfield shall maintain post-retirement health benefits for certain former employees of Liberty as provided in section 5.10(k). Notwithstanding the foregoing, except as otherwise provided in this Agreement, to the extent that Northfield possesses discretion to select the participants and/or their benefits, bonuses, awards, option awards, etc., under any Northfield Employee Benefit Plan that is not a Qualified Plan, Northfield shall retain such discretion, and such discretion shall not be restricted or limited in any way by the foregoing.

            (b) Employee Matters. Except as otherwise provided in subsection (g) of this Section 5.10 with respect to John Bowen and Michael Widmer, effective as of the Closing Date NSB shall offer employment to such full-time employees of Liberty Bank as of such date as it shall have identified to Liberty on or before the fifteenth day before the Closing Date, at wage or salary levels, as applicable, equal to the wage and salary levels presently paid by Liberty Bank. Full-time employees of Liberty Bank who become employees of NSB are herein called "Continuing Employees."

            (c) Board of Directors; Advisory Board.

                  (i) On the Merger Effective Date, the directors of Bancorp and NSB shall consist of the directors of Bancorp and NSB, respectively, serving immediately prior to the Merger Effective Date and the trustees of MHC shall consist of the trustees of MHC serving immediately prior to the Merger Effective Date; PROVIDED, HOWEVER, that (A) John Bowen, the Chairman of the Board of Directors of Liberty Bancorp as of the date hereof, shall be appointed to each of the Board of Directors of Bancorp, the Board of Directors of NSB and the Board of Trustees of MHC, each such appointment to be for an initial term of not less than three (3) years and to be made as of the Merger Effective Date, and
(B) an additional seat on each of the Board of Directors of Bancorp, the Board of Directors of NSB and the Board of Trustees of MHC shall be offered to one additional director of Liberty Bancorp (to be selected by Northfield in its sole discretion within 90 days after the Closing Date), such additional appointment to be for an initial term of not less than two (2) years.

                  (ii) Northfield shall establish an advisory board consisting of the members of the Liberty Bank Board of Directors as of the Merger Effective Date, excluding any such members of the Liberty Bank Board of Directors become members of the Board of Directors of Bancorp or any Affiliate of Bancorp (the "Liberty Bank Advisory Board"). Such persons shall commence service on the Liberty Bank Advisory Board immediately following the Merger Effective Date. If at any time any member of the Liberty Bank Advisory Board becomes a member of the Board of Directors of Bancorp or any Affiliate of Bancorp, such person's membership on the Liberty Bank Advisory Board shall immediately be terminated and the vacancy created thereby shall not be filled. The Liberty Bank Advisory Board shall be maintained for a period ending no sooner than three years following the Merger Effective Date. The Liberty Bank Advisory Board shall meet no less than quarterly and each Liberty Bank Advisory Board member shall receive an annual fee (payable in quarterly installments) equal to $21,800. Members of the Liberty Bank Board of Directors who become members of the Board of Directors of Bancorp or any Affiliate of Bancorp may attend meetings of the Liberty Bank Advisory Board, but shall not be entitled to receive such fees for service on the Liberty Bank Advisory Board.

                  (iii) Members of Liberty's Board of Directors on the date of adoption of this Agreement who are receiving health, dental and/or prescription drug coverage from Liberty on the date hereof and who are identified on Liberty Disclosure Schedule 3.12(e) shall be provided substantially similar health coverage by Northfield until death. If any such covered Board member dies, his or her spouse will continue to receive such substantially similar coverage until their death.

            (d) ESOP. The Liberty Bank Employee Stock Ownership Plan (the "ESOP") shall be terminated by Liberty as of, or prior to, the Merger Effective Date. In connection therewith, any loan outstanding to the ESOP shall be paid off in full and, thereafter, all funds of the ESOP shall be fully allocated to participant accounts, prior to the date of such termination. In addition, the accounts of participants shall be fully vested upon the date of such termination. As soon as practicable after the funds are fully allocated to participant accounts, and after the receipt of a favorable determination letter from the IRS as to the tax-qualified status of the ESOP under section 401(a) of the IRC upon plan termination, but in no case before the Merger Effective Date, all remaining account balances shall be distributed to, or rolled over by, the participants. Prior to the Merger Effective Date and thereafter, Liberty shall use its best efforts to apply for, and to obtain, such favorable determination letter from the IRS. If, before the Merger Effective Date, Liberty, and after the Merger Effective Date, Northfield, reasonably determines that the ESOP cannot obtain a favorable determination letter upon plan termination, or that the amounts held in the ESOP cannot be distributed without causing the ESOP to lose its tax-qualified status, then such party shall take such action as it may reasonably determine with respect to the distribution of benefits to the participants, provided that the assets of the ESOP shall be held and paid exclusively for the benefit of participants, and provided further that in no event shall any portion of the amount held in the ESOP revert, directly or indirectly, to Liberty or to Northfield. At the time distribution of ESOP benefits is made, on or after the Merger Effective Date, the amount thereof that constitutes an "eligible rollover distribution" (as defined in section 402(f)(2)(A)) of the IRC) may be rolled over by such participant to any qualified Northfield plan that permits rollover distributions or to any eligible individual retirement account.

            (e) 401(k) Plan. At the discretion of Northfield, the "Liberty Savings Bank 401(k) Savings Plan" (the "Savings Plan") shall be maintained, terminated or merged into Northfield's 401(k)

Plan at such time as Northfield shall designate. If the Savings Plan is to be merged into Northfield's 401(k) Plan, it will be accomplished in accordance with the IRC. If the Savings Plan is to be terminated, then the accounts of participants shall be fully vested upon the date of such termination; and as soon as practicable after receipt of a favorable determination letter from the IRS as to the tax-qualified status of the Savings Plan under section 401(a) of the IRC upon plan termination, but in no case before the Closing Date, all remaining account balances shall be distributed to, or rolled over by, the participants. If the Savings Plan is to be terminated prior to the Closing Date, Liberty, and thereafter Northfield, shall use its best efforts to apply for, and to obtain such favorable determination letter from the IRS. If prior to the Closing Date, Liberty, and thereafter Northfield, reasonably determines that the Savings Plan cannot obtain a favorable determination letter upon plan termination, or that the amounts held in the Savings Plan cannot be distributed without causing the Savings Plan to lose its tax-qualified status, then such party shall take such action as it may reasonably determine with respect to the distribution of benefits to the participants, provided that the assets of the Savings Plan shall be held and paid exclusively for the benefit of participants, and provided further that in no event shall any portion of the amount held in the Savings Plan revert, directly or indirectly, to Liberty or to Northfield. If there is any distribution of Savings Plan benefits as a result of a plan termination, on or after the Closing Date, the amount thereof that constitutes an "eligible rollover distribution" (as defined in section 402(f)(2)(A)) of the
IRC) may be rolled over by such participant to any qualified Northfield plan that permits rollover distributions or to any eligible individual retirement account.

            (f) Certain Obligations. Except as otherwise provided in this Agreement, Northfield and Liberty shall honor all obligations under the employment agreements and other arrangements set forth in Liberty Disclosure Schedule Section 5.10(f) and shall make the payments required thereunder as set forth in Liberty Disclosure Schedule 5.10(f); PROVIDED, HOWEVER, that neither Liberty nor Northfield (if applicable) shall be obligated to make any payment to any recipient that will exceed the amount that is tax deductible to Northfield under section 280G or section 162(m) of the IRC, and PROVIDED FURTHER that not later than the tenth day prior to Liberty making any payment under any Employee Plan that is not a Qualified Plan that is or may be characterized as being contingent upon a change in ownership or control of the corporation (under section 280G of the IRC), Liberty shall furnish Northfield with a calculation by Liberty or Liberty's accountant, together with related work papers, demonstrating that that such payment will not result in payment to the recipient of any amount that is not tax deductible to Liberty or Northfield, if applicable, under section 280G or section 162(m) of the IRC.

            (g) Division; Certain Agreements With Officers of Liberty. Bancorp will operate Liberty Bank as a division of NSB for at least three (3) years after the Merger Effective Date. Northfield and John Bowen, Liberty Bancorp's current Chairman of the Board and President, shall execute a consulting and non-competition agreement substantially in the form set forth in Liberty Disclosure Schedule 5.10(g). Such agreement, when executed, will replace and supercede any and all employment, consulting and similar agreements between John Bowen and Liberty. Northfield and Michael Widmer, Liberty Bancorp's current Chief Operating Officer and Executive Vice President, shall execute a contract of employment substantially in the form set forth in Liberty Disclosure Schedule 5.10(g). Such contract, when executed, will replace and supercede any and all employment, consulting and similar agreements between Michael Widmer and Liberty.

            (h) COBRA. Until the Merger Effective Date, Liberty shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the IRC and Sections 601 through 609 of ERISA ("COBRA") with respect to each Liberty qualifying beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) before the Merger Effective Date. Northfield shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each Liberty qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Merger Effective Date, and (ii) for continued health coverage under COBRA from and after the Merger Effective Date for each Liberty qualified beneficiary who incurs a qualifying event before the Merger Effective Date.

            (i) Certain Plans. Except as otherwise provided in this Agreement, all of Liberty's Employee Plans that are not Qualified Plans or "employee welfare benefit plans" as defined in Section 3(3) of ERISA will be terminated as of the Closing Date. From and after the date of this Agreement, there will be no further awards under the Liberty Stock Plan or the Liberty Recognition Plan, or under any other bonus, stock option, restricted stock, phantom stock, stock appreciation right, stock bonus, nonqualified deferred compensation, or similar plan.

            (j) Termination or Consolidation of Liberty Health Plans.

                  (i) In the event of any termination of any Liberty health plan or any consolidation of any Liberty health plan with any Northfield health plan, Northfield shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to Northfield employees. Continuing Employees shall receive credit for service with Liberty under any existing or new Northfield health plan in which such employees or their dependents would be eligible to enroll, subject to any pre-existing conditions or other exclusions to which such persons were subject under the Liberty health plan. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Continuing Employees who become covered under a Northfield health plan shall be required to satisfy the deductible limitations of the Northfield health plan for the plan year in which coverage commences, without offset for deductibles satisfied under the Liberty health plan, except to the extent Liberty, shall prior to the Closing Date, provide substantiation in a form satisfactory to Northfield of the dollar amount of such deductibles that have been satisfied for such Continuing Employees.

                  (ii) Unless a Continuing Employee affirmatively terminates coverage under a Liberty health plan prior to the time that such Continuing Employee becomes eligible to participate in the Northfield health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Liberty health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs, and benefits common to all employees of Northfield and their dependents. In the event of a termination or consolidation of any Liberty health plan, terminated Liberty employees and qualified beneficiaries will have the right to continued coverage under group health plans of Northfield in accordance with IRC Section 4980B(f). In the event of any termination of any Liberty health plan or consolidation of any Liberty health plan with any Northfield health plan, any pre-existing condition, limitation, or exclusion in the Northfield health plan shall not apply to Continuing Employees or their covered dependents who have satisfied such pre-existing condition exclusion waiting period under a Liberty health plan with respect to such pre-existing condition on the Closing Date and who then change that coverage to Northfield's health plan at the time such Continuing Employee is first given the option to enroll in such Northfield health plan. In the event of a termination of any Liberty health plan or any consolidation of any Liberty health plan with any Northfield health plan, Continuing Employees will be required to seek reimbursement of claims arising prior to the Closing Date from the Liberty health plan and shall not be entitled to seek reimbursement of claims arising prior to the Closing Date from the Northfield health plan.

            (k) Certain Post-Retirement Benefits. Northfield will honor Liberty's post- retirement health benefit policy as in effect on the Closing Date for (i) all former employees of Liberty who are receiving benefits under such policy as of the Closing Date, and (ii) any Continuing Employees who during the three years following the Closing Date retire and meet the requirements to benefit from such policy. From and after the third anniversary of the Closing Date, no additional Continuing Employees or other persons will be eligible to receive benefits under such policy.

            (l) Certain Severance Benefits. All Liberty employees who are involuntarily terminated (other than for cause) within one year after the Closing Date, other than those employees who are or were covered by an employment agreement with Liberty or Northfield, shall receive a severance payment equal to one week's pay for each year (rounded to the next year) of employment with Liberty (with a minimum of four weeks severance pay). In addition, terminated employees shall be paid for earned but unused vacation time.

            Section 5.11. Duty to Advise; Duty to Update Northfield Disclosure Schedules. Northfield shall promptly advise Liberty of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Northfield shall update Northfield' Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Northfield Disclosure Schedule. The delivery of such updated Schedules shall not relieve Northfield from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof.

                                   ARTICLE VI
                                   CONDITIONS

            Section 6.01. Conditions to Obligations of Liberty Under this Agreement. The obligations of Liberty under this Agreement shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Liberty pursuant to Section 8.03 hereof:

            (a) Corporate Proceedings. All action required to be taken by, or on the part of Northfield to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Northfield and Liberty Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

            (b) Covenants. The obligations and covenants of Northfield required by this Agreement to be performed by Northfield at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

            (c) Representations and Warranties. Each of the representations and warranties of Northfield in this Agreement shall be true and correct (except, in the case of representations and warranties that are not qualified as to materiality, for misrepresentations and breaches of warranty which do not, individually or in the aggregate, have a Material Adverse Effect) as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date;

            (d) Approvals of Regulatory Authorities. The Requisite Regulatory Approvals with respect to this Agreement, the Merger and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired;

and no such approval shall have imposed any condition or requirement that would so materially and adversely impact the economic or business benefits to Northfield or Liberty of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement;

            (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

            (f) Officer's Certificate. Northfield shall have delivered to Liberty Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its Chairman of the Board, Chief Executive Officer or President, to the effect that the conditions set forth in subsections (a) through (f) and (i) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same;

            (g) Opinion of Northfield's Counsel. Liberty Bancorp shall have received an opinion of McCarter & English, LLP, counsel to Northfield, dated the Closing Date, to the effect set forth on Exhibit 6.01 attached hereto; and

            (h) Approval of Liberty Bancorp's Stockholders and Liberty MHC Members. This Agreement and the transactions contemplated hereby shall have been approved by:

                  (i) the stockholders of Liberty Bancorp by such vote as is required under: applicable federal laws and regulations and policy of the Regulatory Authorities, Liberty Bancorp's certificate of incorporation and bylaws, and under Nasdaq requirements applicable to it; and

                  (ii) to the extent required by the Regulatory Authorities, by the members of Liberty MHC by such vote as is required.

            (i) Funds Deposited with the Paying Agent. On or prior to the Merger Effective Date, Northfield shall have deposited or caused to be deposited, in trust with the Paying Agent, the Cash Deposit.

            (j) Updated Fairness Opinion. Prior to the mailing of the Proxy Statement, Liberty shall have received the Updated Fairness Opinion.

            Section 6.02. Conditions to the Obligations of Northfield Under this Agreement. The obligations of Northfield hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Northfield pursuant to Section 8.03 hereof:

            (a) Corporate Proceedings. All action required to be taken by, or on the part of, Liberty MHC, Liberty Bancorp and Liberty Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Liberty MHC, Liberty Bancorp and Liberty Bank; and Northfield shall have received certified copies of the resolutions evidencing such authorizations;

            (b) Covenants. The obligations and covenants of Liberty required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

            (c) Representations and Warranties. Each of the representations and warranties of Liberty in this Agreement shall be true and correct (except, in the case of representations and warranties that are not qualified as to materiality, for misrepresentations and breaches of warranty which do not, individually or in the aggregate, have a Material Adverse Effect) as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date;

            (d) Approvals of Regulatory Authorities. The Requisite Regulatory Approvals with respect to this Agreement, the Merger and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; and no such approval shall have imposed any condition or requirement that would so materially and adversely impact the economic or business benefits to Northfield or Liberty of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement and provided that (i) the failure of Bancorp to receive approval to acquire 100 percent of the common stock of NSB, or (ii) the imposition of methods of accounting for the Merger, shall not constitute a failure to obtain Requisite Regulatory Approval of the Agreement, the Merger and the transactions contemplated hereby;

            (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

            (f) No Material Adverse Effect. Since December 31, 2001, there shall not have occurred any Material Adverse Effect with respect to Liberty MHC, Liberty Bancorp or Liberty Bank;

            (g) Officer's Certificate. Liberty MHC, Liberty Bancorp and Liberty Bank shall have delivered to Northfield a certificate, dated the Closing Date and signed, without personal liability, by the chairman of the board or president of each, to the effect that the conditions set forth in subsections
(a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same; and

            (h) Opinions of Counsel. Northfield shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., counsel to Liberty, dated the Closing Date, to the effect set forth on Exhibit 6.02 attached hereto.

            (i) Dissenters' Shares. Dissenters' Shares, if any, shall represent less than 10% (ten percent) of the outstanding shares of Liberty Bancorp Common Stock on the Merger Effective Date.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

            Section 7.01. Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

            (a) By Mutual Consent. By the mutual written consent of the parties hereto;

            (b) By Either Party. By either Northfield, Liberty Bancorp or Liberty MHC acting individually:

                  (i) if there shall have been a breach of any representation, warranty, covenant or other obligation of the other party (except, in the case of representations and warranties that are not qualified as to materiality, for misrepresentations and breaches of warranty which do not, individually or in the aggregate, have a Material Adverse Effect) and the breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                  (ii) if the Closing Date shall not have occurred on or before February 28, 2003, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; PROVIDED, HOWEVER, the parties shall in good faith agree to extend such deadline for a period of an additional 120 days thereafter in the event that such parties determine that it is reasonably likely that such Closing Date will in fact occur during such extension period;

                  (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is denied, or is granted subject to any material change in the terms of the Agreement, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                  (iv) if the stockholders of Liberty Bancorp or, if their approval is required for the consummation of the Merger, the members of Liberty MHC, shall have voted against the Merger at a duly held meeting of stockholders or members, as the case may be, or at any adjournment or postponement thereof.

            (c) By Northfield. By Northfield if (i) as provided in Section 5.09(a) (vi), and subject to the receipt of the Updated Fairness Opinion, the Board of Directors of Liberty MHC or Liberty Bancorp withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Northfield, or (ii) in reliance on Section 5.06 of this Agreement, Liberty MHC or Liberty Bancorp enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a Superior Proposal.

            (d) By Liberty. By Liberty Bancorp or Liberty MHC, upon two days' prior notice to Northfield, if, as a result of a Superior Proposal, the Board of Directors of Liberty Bancorp or Liberty MHC determines, in good faith and in consultation with counsel, that its fiduciary duties require that such Superior Proposal be accepted, provided that the right to terminate this Agreement under this Section 7.01(d) shall not be available to Liberty unless it delivers to Northfield simultaneously with such termination the Expense Fee referred to in
Section 7.02(b).

            Section 7.02. Effect of Termination.

            (a) In General. Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than the confidentaility provisions of Section 5.02(a), Section 7.02(b) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Northfield or Liberty to the other, except that such termination will not relieve a breaching party of liability for any willful breach directly or indirectly giving rise to such termination.

            (b) Expense Fee. As a condition of Northfield's willingness to, and in order to induce Northfield to, enter into this Agreement, and to reimburse Northfield for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, if Northfield has terminated this Agreement pursuant to Section 7.01(c) or Liberty has terminated this Agreement pursuant to Section 7.01(d) Liberty will make an aggregate cash payment to Northfield equal to $1,750,000 (the "Expense Fee"), and upon payment of the Expense Fee Liberty shall have no further liability to Northfield. Any payment required under this Section 7.02(b) shall be paid by Liberty to Northfield (by wire transfer of immediately available funds to an account designated by Northfield) within five business days after written demand by Northfield. Liberty MHC, Liberty Bancorp and Liberty Bank, and any other Affiliate of any of them, shall be jointly and severally liable for any payment required to be made by Liberty to Northfield pursuant to this Section 7.02(b).

                                  ARTICLE VIII
                                  MISCELLANEOUS

            Section 8.01. Expenses.

            (a) In General. Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

            (b) Upon Breach. In the event of any termination of this Agreement pursuant to Section 7.01(b)(i) hereof because of a breach of this Agreement by one of the parties (whether or not such breach is a willful breach), in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; PROVIDED, HOWEVER, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its breach of any provision of this Agreement.

            Section 8.02. Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 2.02, 2.03, 5.05 and 5.10, which will survive the Merger, shall terminate on the Closing Date.

            Section 8.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            Section 8.04. Entire Agreement; Successors. Except as set forth in this Agreement, this Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in this Agreement, this Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; PROVIDED, HOWEVER, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02(e), 2.03, 5.05 and 5.10(c), (f), (g), (h), (i), (k) and (l).

            Section 8.05. No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

            Section 8.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

            (a) If to Northfield to:

                        Northfield Savings Bank
                        1731 Victory Boulevard
                        Staten Island, NY  10314-3598
                        Attn: John Alexander, Chairman
                        Fax:  (718) 981-1572

                  with a copy to:

                        McCarter & English, LLP
                        Four Gateway Center
                        100 Mulberry Street
                        Newark, NJ  07102
                        Attn: Todd M. Poland, Esq.
                        Fax:  (973) 624-7070

            (b) If to Liberty to:

                        Liberty Bank
                        1410 St. George's Ave.
                        Avenel, NJ  07001
                        Attn: John R. Bowen, Chairman
                        Fax:  (732) 499-6927

                  with a copy to:

                        Luse Gorman Pomerenk & Schick, P.C.

                        5335 Wisconsin Avenue, N.W.
                        Suite 400
                        Washington, DC  20015
                        Attn: Eric Luse, Esq. and Ned Quint, Esq.
                        Fax:  (202) 362-2902

            Section 8.07. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            Section 8.08. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            Section 8.09. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If however, any provision of this Agreement is held invalid by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a result that is as substantially similar to the result originally intended as possible.

            Section 8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of New York, except to the extent that federal law shall be deemed to preempt such State law.

            Section 8.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United

States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        NORTHFIELD SAVINGS BANK

                                        By: /s/ Albert Regen
                                           -------------------------------------
                                           President


                                        NORTHFIELD HOLDINGS CORP.

                                        By: /s/ Albert Regen
                                           -------------------------------------
                                           President


                                        NSB HOLDING CORP.

                                        By: /s/ Albert Regen
                                           -------------------------------------
                                           President


                                        LIBERTY BANK

                                        By: /s/ John R. Bowen
                                           -------------------------------------
                                           Chief Executive Officer and President


                                        LIBERTY BANCORP, INC.

                                        By: /s/ John R. Bowen
                                           -------------------------------------
                                           Chief Executive Officer and President


                                        LIBERTY BANCORP, MHC

                                        By: /s/ John R. Bowen
                                           -------------------------------------
                                           Chief Executive Officer and President

                                                                       EXHIBIT A

                                 PLAN OF MERGER

      This PLAN OF MERGER (the "MHC Plan of Merger"), dated as of ______ __, 200[ ], is by and between NSB Holding Corp., a New York mutual holding company ("Northfield MHC"), and Liberty Bancorp, MHC, a federally chartered mutual holding company ("Liberty MHC").

                                    RECITALS

      WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 15, 2002, by and between (i) Northfield MHC, Northfield Holdings Corp., a New York stock corporation ("Bancorp"), and Northfield Savings Bank, a New York chartered savings bank ("NSB"), and (ii) Liberty MHC, Liberty Bancorp, Inc., a federally chartered corporation ("Liberty Bancorp"), and Liberty Bank, a federally chartered savings bank ("Liberty Bank"), Liberty MHC will be merged with and into Northfield MHC, with Northfield MHC as the surviving and continuing entity (the "MHC Merger"), which merger will be immediately followed by the merger of Liberty Bancorp with and into Bancorp, with Bancorp as the surviving and continuing entity (the "Mid-Tier Merger"), and which merger will be immediately followed by the merger of Liberty Bank with and into NSB, with NSB as the surviving and continuing entity (the "Bank Merger");

      WHEREAS, the Board of Directors of Liberty MHC and the Board of Trustees of Northfield MHC deem it advisable and in the best interests of the members of (or other persons having an interest in) their respective companies to effect the MHC Merger, upon the terms and subject to the conditions set forth herein and in the Merger Agreement;

      WHEREAS, for United States federal income tax purposes, it is intended that the MHC Merger will qualify as a reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger Agreement, and this MHC Plan of Merger is hereby adopted as a plan of reorganization for purposes of the Code; and

      WHEREAS, the Board of Directors of Liberty MHC and the Board of Trustees of Northfield MHC have each approved and adopted the Merger Agreement and this MHC Plan of Merger by resolutions duly adopted.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Liberty MHC and Northfield MHC hereby agree and covenant as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings. Capitalized terms used but not defined in this MHC Plan of Merger shall have the meanings ascribed to such terms in the Merger Agreement.

      "Effective Date" shall have the meaning set forth in Section 2.2.

      "HOLA" means the Home Owners' Loan Act, as amended.

      "Liberty MHC Member" shall mean a Person owning a membership interest in Liberty MHC.

      "Merger Agreement" shall have the meaning given to such term in the preamble to this MHC Plan of Merger.

      "Merging Companies" shall mean Liberty MHC and Northfield MHC.

      "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, limited liability partnership, trust, government agency, state or political subdivision of a state, public or private corporation, board, association, estate, trustee, or fiduciary, or any similar entity.

      "Surviving Company" shall mean Northfield MHC from and after the Effective Date.

                                   ARTICLE II

                                   THE MERGER

      2.1 THE MERGER.

      (a) Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Liberty MHC shall be merged with and into Northfield MHC in accordance with all applicable federal laws, the New York Banking Law and all applicable regulations of the New York Department. Northfield MHC shall be the surviving and continuing entity of the MHC Merger and shall continue to be governed by the New York Banking Law.

      (b) The MHC Merger shall have the effects set forth in applicable laws. Without limiting the generality of the foregoing, and subject thereto, on the Effective Date:

            (i) each borrower member of Liberty MHC and holder of a deposit account in Liberty Bank as of the Merger Effective Date shall have such rights and privileges in MHC as if such borrowing and/or deposit account, respectively, had been established at

      NSB, (B) all deposit accounts established at Liberty Bank prior to the Merger Effective Date shall confer on a depositor such rights and privileges in MHC as if such deposit account had been established at NSB on the date established at Liberty Bank (the "Depositor Conversion"), and
      (C) each holder of an interest in Liberty MHC will receive a similar interest in Northfield MHC;

            (ii) the Surviving Company shall be considered the same business and corporate entity as each of the Merging Companies and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Companies shall vest in the Surviving Company and the Surviving Company shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Companies and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Company;

            (iii) any reference to either of the Merging Companies in any contract, will or document, whether or not executed, shall be deemed to reference the Surviving Company if not inconsistent with the other provisions of the contract, will or document; and

            (iv) any pending, action or other judicial proceeding to which either of the Merging Companies is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, or decree in the same manner as if the MHC Merger had not been made or the Surviving Company may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Companies if the MHC Merger had not occurred.

      2.2 EFFECTIVE TIME. The Merger shall become effective as of the date the Articles of Merger are filed with the New York Department (the "Effective Date").

      2.3 NAME OF SURVIVING COMPANY. The name of the Surviving Company shall be "NSB Holding Corp."

      2.4 CHARTER. On and after the Effective Time, the articles of organization of Northfield MHC shall be the articles of organization of the Surviving Company until amended in accordance with applicable law.

      2.5 BYLAWS. On and after the Effective Time, the Bylaws of Northfield MHC shall be the Bylaws of the Surviving Company until amended in accordance with applicable law.

      2.6 DIRECTORS AND OFFICERS. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the Articles of Organization and Bylaws of the Surviving Company, (i) the trustees of the Surviving Company shall be the trustees of Northfield MHC immediately prior to the Effective Time and (ii) the officers of the Surviving Company shall be the officers of Northfield MHC immediately prior to the Effective Time. The directors and officers of the Surviving Company shall hold office in accordance with the Articles of Organization and Bylaws of the Surviving Company.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 CONDITIONS PRECEDENT. The respective obligations of each party under this MHC Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Merger Agreement.

      3.2 TERMINATION. This MHC Plan of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Section 7.01 thereof.

      3.3 AMENDMENTS. To the extent permitted by applicable law, this MHC Plan of Merger may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Trustees of Northfield MHC and the Board of Directors of Liberty MHC.

      3.4 SUCCESSORS. This MHC Plan of Merger shall be binding on the successors of Northfield MHC and Liberty MHC.

      IN WITNESS WHEREOF, Northfield MHC and Liberty MHC have caused this MHC Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                 NSB HOLDING CORP.

                                        By:_____________________________________
                                           Name:  John Alexander
                                           Title: Chief Executive Officer


ATTEST:                                 LIBERTY BANCORP, MHC

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT B

                                 PLAN OF MERGER

      This PLAN OF MERGER (the "Mid-Tier Merger Plan"), dated as of ______ __, 200[ ], is by and between Northfield Holdings Corp., a New York stock corporation ("Bancorp"), and Liberty Bancorp, Inc., a federally chartered corporation ("Liberty Bancorp").

                                    RECITALS

      WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of May 15, 2002 (the "Merger Agreement"), by and between (i) NSB Holding Corp., a New York mutual holding company ("MHC"), Bancorp and Northfield Savings Bank, a New York chartered savings bank ("NSB"), and (ii) Liberty Bancorp, MHC, a federally chartered mutual holding company ("Liberty MHC"), Liberty Bancorp and Liberty Bank, a federally chartered savings bank ("Liberty Bank"), Liberty Bancorp will (immediately after the merger of Liberty MHC with and into MHC (the "MHC Merger")) be merged with and into Bancorp, with Bancorp as the surviving and continuing corporation (the "Mid-Tier Merger");

      WHEREAS, the authorized capital stock of Liberty Bancorp consists of (i) [20,000,000] shares of common stock, $1.00 par value per share ("Liberty Bancorp Common Stock"), of which, as of the date hereof, [3,267,072] shares are outstanding, validly issued, fully paid and nonassessable and [634,303] shares are held by Liberty Bancorp as treasury stock, and (ii) [10,000,000] shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding;

      WHEREAS, the authorized capital stock of Bancorp consists of (i) [20,000,000] shares of common stock, $0.001 par value per share ("Bancorp Common Stock"), of which, as of the date hereof, [100] shares are outstanding, validly issued, fully paid and nonassessable and [no] shares are held by Bancorp as treasury stock;

      WHEREAS, the Boards of Directors of each of the Merging Companies deem it advisable and in the best interests of their respective companies to effect the Mid-Tier Merger, upon the terms and subject to the conditions set forth herein and in the Merger Agreement; and

      WHEREAS, the Board of Directors of each of the Merging Companies has approved and adopted the Merger Agreement and this Mid-Tier Merger Plan by resolutions duly adopted.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Liberty Bancorp and Bancorp hereby agree and covenant as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings. Capitalized terms used but not defined in this Mid-Tier Merger Plan shall have the meanings ascribed to such terms in the Merger Agreement.

      "Bancorp Common Stock" shall have the meaning given such term in the Recitals to this Mid-Tier Merger Plan.

      "Department" shall mean the Department of State of the State of New York.

      "Liberty Bancorp Common Stock" shall have the meaning given such term in the Recitals to this Mid-Tier Merger Plan.

      "Merger Agreement" shall have the meaning given to such term in the Recitals to this Agreement.

      "Merger Effective Date" shall mean the date and time at which the Mid-Tier Merger becomes effective as provided in Section 2.2 of this Mid-Tier Merger Plan.

      "Mergers" shall mean, collectively, the Mid-Tier Merger, the MHC Merger and the merger of Liberty Bank with and into NSB.

      "Merging Corporations" shall mean, collectively, Liberty Bancorp and Bancorp.

      "Surviving Company" shall refer to Bancorp, as the surviving and continuing entity of the Mid-Tier Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

      2.1 THE MERGER.

      (a) Subject to the terms and conditions set forth in the Merger Agreement, at the Merger Effective Date, Liberty Bancorp shall be merged with and into Bancorp pursuant to the New York Business Corporation Law. Bancorp shall be the surviving and continuing corporation of the Mid-Tier Merger and shall continue to be governed by the New York Business Corporation Law.

      (b) As a result of the Mid-Tier Merger, (i) each share of Liberty Bancorp Common Stock issued and outstanding immediately prior to the Merger Effective Date shall cease to be outstanding, shall cease to exist and (except as otherwise provided in the Merger Agreement with respect to shares of Liberty Bancorp Common Stock owned by Liberty MHC) shall be converted into the right to receive $26.50 in cash, and each other issued and outstanding share of Liberty

Bancorp Common Stock shall cease to be outstanding, shall cease to exist and shall be converted into the to right to receive one share of Bancorp Common Stock

      (c) At the Merger Effective Date, the Surviving Company shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Corporations shall vest in the Surviving Company and the Surviving Company shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Company. Any reference to either of the Merging Corporations in any contract, will or document, whether or not executed, shall be deemed to reference the Surviving Company if not inconsistent with the other provisions of the contract, will or document. Any pending action or other judicial proceeding to which either of the Merging Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Merger, but may be prosecuted to final judgment, or decree in the same manner as if the Mid-Tier Merger had not been made or the Surviving Company may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Mid-Tier Merger had not occurred.

      2.2 EFFECTIVE TIME. The Merger shall become effective as of the date this Plan of Merger is filed with the Department.

      2.3 NAME OF SURVIVING COMPANY. The name of the Surviving Company shall be "Northfield Bancorp."

      2.4 CHARTER. On and after the Merger Effective Date, the Articles of Incorporation of Bancorp shall be the Articles of Incorporation of the Surviving Company until amended in accordance with applicable law.

      2.5 BYLAWS. On and after the Merger Effective Date, the Bylaws of Bancorp shall be the Bylaws of the Surviving Company until amended in accordance with applicable law.

      2.5 DIRECTORS AND OFFICERS. Except as otherwise provided in the Merger Agreement, on and after the Merger Effective Date, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Company, (i) the directors of the Surviving Company shall be the directors of Bancorp immediately prior to the Merger Effective Date and (ii) the officers of the Surviving Company shall be the officers of Bancorp immediately prior to the Merger Effective Date. The directors and officers of the Surviving Company shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Company.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Mid-Tier Merger Plan shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Merger Agreement.

      3.2 TERMINATION. This Mid-Tier Merger Plan shall be terminated automatically, without further act or deed of either of the parties hereto, in the event of the termination of the Merger Agreement in accordance with Section
7.01 thereof.

      3.3 AMENDMENTS. To the extent permitted by applicable law, this Mid-Tier Merger Plan may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

      3.4 SUCCESSORS. This Mid-Tier Merger Plan shall be binding on the successors of Liberty Bancorp and Bancorp.

      IN WITNESS WHEREOF, Liberty Bancorp and Bancorp have caused this Mid-Tier Merger Plan to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                 NORTHFIELD HOLDINGS CORP.

                                        By:_____________________________________
                                           Name:  John Alexander
                                           Title: Chief Executive Officer


ATTEST:                                 LIBERTY BANCORP, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT C

                                 PLAN OF MERGER

      This PLAN OF MERGER (the "Bank Merger Plan"), dated as of ______ __, 2002, is by and between Northfield Savings Bank, a New York chartered savings bank ("NSB"), and Liberty Bank, a federally chartered savings bank ("Liberty Bank").

                                    RECITALS

      WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 15, 2002, by and between (i) NSB Holding Corp., a New York mutual holding company ("MHC"), Northfield Holdings Corp., a New York stock corporation ("Bancorp"), and NSB, and (ii) Liberty Bancorp, MHC, a federally chartered mutual holding company ("Liberty MHC"), Liberty Bancorp, Inc., a federally chartered corporation ("Liberty Bancorp"), and Liberty Bank, Liberty Bank will (immediately after the merger of Liberty Bancorp with and into Bancorp, with Bancorp as the surviving and continuing entity (the "Mid-Tier Merger"), which merger will occur immediately following the merger of Liberty MHC with and into MHC, with MHC as the surviving and continuing entity (the "MHC Merger")) be merged with and into NSB, with NSB as the surviving and continuing entity (the "Bank Merger");

      WHEREAS, the Boards of Directors of each of the Merging Companies deem it advisable and in the best interests of their respective companies to effect the Bank Merger, upon the terms and subject to the conditions set forth herein and in the Merger Agreement; and

      WHEREAS, the Board of Directors of each of the Merging Banks has approved and adopted the Merger Agreement and this Bank Merger Plan by resolutions duly adopted.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Liberty Bank and NSB hereby agree and covenant as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings. Capitalized terms used but not defined in this Bank Merger Plan shall have the meanings ascribed to such terms in the Merger Agreement.

      1.1 "Banking Law" shall mean the New York Banking Law.

      1.2 "Effective Time" shall mean the date and time at which the merger contemplated by this Bank Merger Plan becomes effective as provided in Section
2.2. of this Bank Merger Plan.

      1.3 "Merger Agreement" shall have the meaning given to such term in the Recitals to this Bank Merger Plan.

      1.4 "Mergers" shall collectively refer to the MHC Merger, the Mid-Tier Merger and the Bank Merger.

      1.5 "Merging Banks" shall collectively refer to Liberty Bank and NSB.

      1.6 "New York Department" shall mean the New York State Department of Banking.

      1.7 "NSB Common Stock" shall mean the common stock, $____ par value per share, of NSB.

      1.7 "Surviving Bank" shall refer to NSB at the surviving bank of the Bank Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

      2.1 THE MERGER.

      (a) Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Liberty Bank shall be merged with and into NSB in accordance with all applicable federal laws, the New York Banking Law and all applicable regulations of the New York Department. NSB shall be the Surviving Bank of the Merger and shall continue to be governed by the New York Banking Law.

      (b) As a result of the Merger, (i) each share of common stock, par value $1.00 par value per share, of Liberty Bank issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall cease to exist and shall be converted into one share of NSB Common Stock and (ii) each share of NSB Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

      (c) At the Effective Time, the Surviving Bank shall be considered the same business and entity as each of the Merging Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Bank. The deposit taking offices of Liberty Bank shall be operated by the Surviving Bank. In addition, any reference to either of the Merging Banks in any contract, will or document, whether or not executed, shall be deemed to reference the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending, action or other judicial proceeding to which either of the Merging Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, or decree in the same manner as if the Bank Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Banks if the Bank Merger had not occurred.

      2.2 EFFECTIVE TIME. The Merger shall become effective as of the date this Plan of Merger is filed with the New York Department.

      2.3 NAME OF SURVIVING BANK. The name of the Surviving Bank shall be "Northfield Savings Bank."

      2.4 CHARTER. On and after the Effective Time, the articles of organization of NSB shall be the articles of organization of the Surviving Bank until amended in accordance with applicable law.

      2.5 BYLAWS. On and after the Effective Time, the By-Laws of NSB shall be the By-Laws of the Surviving Bank until amended in accordance with applicable law.

      2.6 DIRECTORS AND OFFICERS. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the articles of organization and By-Laws of the Surviving Bank, (i) the directors of the Surviving Bank shall be the directors of NSB immediately prior to the Effective Time and (ii) the officers of the Surviving Bank shall be the officers of NSB immediately prior to the Effective Time. The directors and officers of the Surviving Bank shall hold office in accordance with the articles of organization and By-Laws of the Surviving Bank.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Bank Merger Plan shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Merger Agreement.

      3.2 TERMINATION. This Bank Merger Plan shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Section 7.01 thereof.

      3.3 AMENDMENTS. To the extent permitted by applicable law, this Bank Merger Plan may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

      3.4 SUCCESSORS. This Bank Merger Plan shall be binding on the successors of Liberty Bank and NSB.

      IN WITNESS WHEREOF, Liberty Bank and NSB have caused this Bank Merger Plan to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                 NORTHFIELD SAVINGS BANK

                                        By:_____________________________________
                                           Name:  John Alexander
                                           Title: Chief Executive Officer


ATTEST:                                 LIBERTY BANK

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       Exhibit D

                                                  May   , 2002

Northfield Savings Bank
1731 Victory Boulevard

Staten Island, New York  10314-3598

Gentlemen:

      Reference is made to the Agreement and Plan of Merger dated as of May 15, 2002 (the "Agreement") by and between (i) Northfield Savings Bank, a New York chartered savings bank, Northfield Holdings Corp., a New York stock corporation, and NSB Holding Corp., a New York mutual holding company, and (ii) Liberty Bank, a federally chartered savings bank, Liberty Bancorp, Inc., a federally chartered corporation ("Liberty Bancorp"), and Liberty Bancorp, MHC, a federally chartered mutual holding company ("Liberty MHC"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

      In connection with the Agreement and in consideration of the parties entering into the Agreement and the transactions contemplated thereby, each of the undersigned hereto irrevocably agrees that, except as otherwise provided in the Agreement, he, she or it shall: (i) vote or cause to be voted (in person or by proxy) all of the shares of Liberty Bancorp Common Stock beneficially owned by him, her or it in favor of (a) the consummation of the Merger as set forth in the Agreement and (b) such other matters that come before the Meeting (as defined below), or any adjournment thereof, concerning the Agreement and the transactions contemplated thereby that are required to be approved by the shareholders of Liberty Bancorp; and (ii) vote, as a member of Liberty MHC if applicable, in favor of the MHC Merger if a vote of the Liberty MHC members is required to approve the MHC Merger, in each of the cases described in clauses
(i) and (ii), as applicable, at each special or annual meeting of shareholders of Liberty Bancorp or of members of Liberty MHC, as applicable (each, a "Meeting"). Each party to this letter agreement agrees not to grant any proxy or enter into any agreements inconsistent with this letter agreement. This agreement shall be governed by New York law and may be executed in counterparts.

      This agreement shall automatically terminate upon the consummation of the transactions contemplated by the Agreement. This agreement will also terminate upon the termination of the Merger Agreement by either Liberty or Northfield pursuant to Section 7.01 of the Merger Agreement.

Very truly yours,


-----------------------------------
Name:
Address:

                                                                    Exhibit 6.01

                   FORM OF OPINION OF MCCARTER & ENGLISH, LLP

            1. NSB is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York;

            2. Bancorp is a stock corporation duly organized, validly existing and in good standing under the laws of the State of New York;

            3. MHC is a mutual holding company duly organized, validly existing and in good standing under the laws of the State of New York;

            4. NSB is a member of the FHLB of New York and owns the requisitie amount of stock therein;

            5. The Agreement has been duly executed and delivered by each of NSB, Bancorp and MHC and, assuming due authorization, execution and delivery by each of Target Bank, Target Bancorp and Target MHC, constitutes a valid and binding obligation of each of NSB, Bancorp and MHC;

            6. The performance of the Agreement by each of NSB, Bancorp and MHC will not violate the certificate or articles of incorporation, as applicable, or bylaws, as amended, of NSB, Bancorp or MHC, respectively, or any applicable statute, rule, regulation of the United States or the State of New York, relating to banking;

            7. To our knowledge, there is no action, suit or proceeding pending or threatened against NSB, Bancorp or MHC (except as already described to Target in Northfield Disclosure Schedule 4.09 to the Agreement) that, if determined adversely to NSB, Bancorp or MHC, would have a Material Adverse Effect upon NSB, Bancorp or MHC; and

            8. No consent, approval, authorization or order of any federal governmental banking authority is required to be obtained by NSB, Bancorp or MHC in connection with the consummation of the transaction contemplated in the Agreement, other than such consents, approvals, authorizations and orders as have already been obtained prior to the Closing.

                                                                    Exhibit 6.02

             FORM OF OPINION OF LUSE GORMAN POMERENK & SCHICK, P.C.

      1. Liberty Bank is a federal savings bank organized and validly existing under the laws of the United States, and to our knowledge, Liberty Bank has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted;

      2. Liberty Bancorp is a federal corporation duly organized and validly existing under the laws of the United States, is duly registered as a savings and loan company under the HOLA, and to our knowledge, Liberty Bancorp has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted;

      3. Liberty MHC is a federal mutual holding company duly organized and validly existing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA, and to our knowledge, Liberty MHC has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted;

      4. Liberty Bank is a member of the FHLB of New York and owns the requisite amount of stock therein;

      5. The authorized capital stock of Liberty Bancorp consists of 20,000,000 shares of common stock, $1.00 par value per share ("Liberty Bancorp Common Stock"), and 10,000,000 shares of Preferred Stock ("Liberty Bancorp Preferred Stock"). With respect to the Liberty Bancorp Common Stock, as of the date hereof [3,627,072] shares are outstanding, validly issued, fully paid and nonassessable and [634,303] shares are held by Liberty Bancorp as treasury stock. To our knowledge, there are not now, and there have never been, any shares of Liberty Bancorp Preferred Stock issued and outstanding and to our knowledge, there are no outstanding obligations, options, warrants, or other rights of any kind (preemptive or otherwise) to purchase or acquire any shares of Liberty Bancorp Preferred Stock and there are no outstanding securities or other instruments of any kind convertible into such shares;

      6. To our knowledge, except for shares of Liberty Bancorp Common Stock that are reserved for issuance upon the exercise of stock options granted under the Liberty Stock Plan, there are no outstanding obligations, options, warrants or other rights of any kind (preemptive or otherwise) entitling other persons to purchase or sell any shares of Liberty Bancorp Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into such shares;

      7. The authorized capital stock of Liberty Bank consists of 20,000,000 shares of common stock, $1.00 par value ("Liberty Bank Common Stock"). As of the date hereof, 100 shares of Liberty Bank Common Stock are issued and outstanding, validly issued, fully paid and nonassessable. To our knowledge, there are no outstanding obligations, options, warrants, or other rights of any kind (preemptive or otherwise) to purchase or acquire any shares of Liberty Bank Common Stock and there are no outstanding securities or other instruments of any kind convertible into such shares;

      8. All outstanding shares of Liberty Bank Common Stock are owned beneficially and of record by Liberty Bancorp;

      9. Liberty MHC owns 2,067,729 shares of Liberty Bancorp Common Stock, and to our knowledge, such shares are held free and clear of any lien, claim, charge, restriction or encumbrance other than as may be imposed by the OTS;

      10. The Agreement has been duly executed and delivered by each of Liberty Bank, Liberty Bancorp and Liberty MHC;

      11. Assuming due authorization, execution and delivery by each of NSB, Bancorp and MHC, the Agreement constitutes a valid and binding obligation of each of Liberty Bank, Liberty Bancorp and Liberty MHC;

      12. The performance of the Agreement by each of Liberty Bank, Liberty Bancorp and Liberty MHC will not violate the charter or bylaws, as amended, of Liberty Bank, Liberty Bancorp or Liberty MHC, respectively, or any applicable statute, rule, regulation of the United States relating to banking;

      13. To our knowledge, there is no action, suit or proceeding pending or threatened against Liberty Bank, Liberty Bancorp or Liberty MHC (except as already described to Northfield in Liberty Disclosure Schedule 3.10 to the Agreement) that, if determined adversely to Liberty Bank, Liberty Bancorp or Liberty MHC, would have a material adverse effect upon the condition (financial or otherwise), assets, liabilities or business operations of Liberty Bank, and Liberty Bancorp on a consolidated basis or Liberty MHC; and

      14. No consent, approval, authorization or order of any federal governmental banking authority is required to be obtained by Liberty Bank, Liberty Bancorp or Liberty MHC in connection with the consummation of the transaction contemplated in the Agreement, other than such consents, approvals, authorizations and order as have already been obtained prior to the Closing.